Exhibit 4(a)

ARCONIC CORP. HOURLY 401(K) PLAN

EFFECTIVE FEBRUARY 1, 2020

Arconic Corp. Hourly 401(k) Plan

Effective as of February 1, 2020

ARCONIC CORP. HOURLY 401(K) PLAN

TABLE OF CONTENTS

SECTION		PAGE

HISTORY AND PURPOSE		3

DEFINITIONS		4

GENERAL PROVISIONS		14
SECTION 1.	PARTICIPATION	14
SECTION 2.	EMPLOYEE SAVINGS	14
SECTION 3.	PARTICIPATING EMPLOYER CONTRIBUTIONS (MATCH)	17
SECTION 4.	NEGOTIATED DEFERRAL CONTRIBUTIONS, RESTRICTED DISCRETIONARY CONTRIBUTIONS, AND RETIREE MEDICAL SAVINGS CONTRIBUTIONS	17
SECTION 5.	EMPLOYER RETIREMENT INCOME CONTRIBUTIONS (ERIC)	19
SECTION 6.	NONFORFEITURE OF PARTICIPATING EMPLOYER CONTRIBUTIONS, NEGOTIATED DEFERRAL CONTRIBUTIONS, RESTRICTED DISCRETIONARY CONTRIBUTIONS, EMPLOYER RETIREMENT INCOME CONTRIBUTIONS, AND RETIREE MEDICAL SAVINGS CONTRIBUTIONS	21
SECTION 7.	ROLLOVER CONTRIBUTIONS	21
SECTION 8.	INVESTMENTS	21
SECTION 9.	TRANSFERS BETWEEN INVESTMENTS	22
SECTION 10.	WITHDRAWALS DURING EMPLOYMENT	23
SECTION 11.	DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT	23
SECTION 12.	PAYMENT OF DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT	24
SECTION 13.	GENERAL PROVISIONS WITH RESPECT TO WITHDRAWALS	26
SECTION 14.	NONASSIGNABILITY	27
SECTION 15.	EXTENT OF PARTICIPANT'S RIGHTS	27
SECTION 16.	MANAGEMENT OF FUNDS	28

OTHER PROVISIONS OF THE PLAN		32
SECTION 17.	LOANS	32
SECTION 18.	TRUST	33
SECTION 19.	ADMINISTRATION	33
SECTION 20.	AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION	35
SECTION 21.	ADMINISTRATIVE EXPENSES	36
SECTION 22.	SELECTION OF BENEFICIARIES	36
SECTION 23.	PARTICIPANT'S STATEMENT	37
SECTION 24.	EFFECTIVE DATE OF PLAN	37
SECTION 25.	CONSTRUCTION	37

Arconic Corp. Hourly 401(k) Plan

Effective as of February 1, 2020

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APPENDICES & SCHEDULES

APPENDIX A	LIMITATIONS AND DISCRIMINATION TESTING	38
APPENDIX B	CODE SECTION 415 LIMITATIONS	48
APPENDIX C	TOP HEAVY RULES	49
APPENDIX D	MINIMUM DISTRIBUTION REQUIREMENTS.	51
SCHEDULE A	MERGERS, TRANSFERS, AND RESTATEMENTS	55
SCHEDULE B-1	ARCONIC CORP. HOURLY 401(K) PLAN PARTICIPATING EMPLOYERS, PARTICIPATING EMPLOYER CONTRIBUTIONS (MATCH) AND EMPLOYER RETIREMENT INCOME CONTRIBUTIONS (ERIC)	56
SCHEDULE B-2	NEGOTIATED DEFERRAL CONTRIBUTIONS	58
SCHEDULE B-3	RESTRICTED DISCRETIONARY CONTRIBUTIONS	59
SCHEDULE B-4	RETIREE MEDICAL SAVINGS CONTRIBUTIONS	60
SCHEDULE C-1	ACTIVE EMPLOYERS AND LOCATIONS TRANSFERRED FROM THE HOWMET AEROSPACE HOURLY RETIREMENT SAVINGS PLAN, EFFECTIVE FEBRUARY 1, 2020	61
SCHEDULE C-2	ARCONIC CORP. HOURLY 401(K) PLAN LEGACY EMPLOYERS AND LOCATIONS TRANSFERRED FROM THE HOWMET AEROSPACE HOURLY RETIREMENT SAVINGS PLAN, EFFECTIVE FEBRUARY 1, 2020	64

Arconic Corp. Hourly 401(k) Plan

Effective as of February 1, 2020

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ARCONIC CORP. HOURLY 401(K) PLAN

EFFECTIVE FEBRUARY 1, 2020

HISTORY AND PURPOSE

Effective February 1, 2020, Arconic Rolled Products Corporation (herein called “Arconic”) established the Arconic Corp. Hourly 401(k) Plan (the "Hourly Plan" or “Plan”) for the exclusive benefit of its eligible employees who are paid on an hourly basis, including both collectively bargained (“Bargained”) and non-bargained (“Non-Bargained”) employee populations. The Plan is a defined contribution, individual account 401(k) plan intended to qualify under Section 401(a) of the Internal Revenue Code. The purpose of the Plan is to provide retirement benefits, and to enable Participants to acquire a stock interest in the Company.

Effective February 1, 2020, in anticipation of the separation into two separate publicly-traded companies, Arconic Inc. spun off certain assets and liabilities from the Arconic Hourly Retirement Savings Plan (referred to as the Howmet Aerospace Hourly Retirement Savings Plan, effective February 1, 2020) (the “Predecessor Plan”) to form this Plan. This Plan is intended as a continuation of the Predecessor Plan for the Participants covered by this Plan and recognizes elections and Retirements under the Predecessor Plan. From February 1, 2020 through the Separation Date, no person may participate concurrently in both this Plan and the Predecessor Plan. References in this Plan to dates and actions prior to February 1, 2020, refer to the Predecessor Plan.

The Arconic Stock Fund is an employee stock ownership plan (ESOP), within the meaning of Section 4975(e) of the Code, and is intended to comply with all applicable provisions. The assets held in the ESOP must be invested primarily in employer securities as defined in Code Section 409(l).

The Plan is intended to be construed in accordance with any regulatory guidance issued with respect to applicable laws and regulations.

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DEFINITIONS

For the purpose of this Plan, unless a different meaning is plainly required by the context:

AFFILIATE means any non-corporate business entity or corporate business entity without voting stock, as such, which Arconic and/or one or more Subsidiaries control in fact.

AFTER-TAX SAVINGS means such portions of the total amounts contributed to the Plan by a Participant in accordance with Section 2 that are not accorded favorable tax treatment under Section 401(k) of the Code, but not including contributions made by a Participant in excess of the annual limit on 401(k) contributions under Code Section 402(g) or in excess of the "average deferral percentage limit" of Section 401(k) (3) of the Code.

ARCONIC means Arconic Corporation. For periods prior to the Separation Date, references to Arconic shall mean Arconic Rolled Products Corporation.

ARCONIC STOCK FUND means the ESOP as described in Section 16(e), which became effective February 1, 2020.

AUTOMATIC ENROLLMENT or AUTOMATICALLY ENROLLED means the automatic default enrollment in the Plan described in Sections 1(b) and 2(c) and applicable to Eligible Employees who do not opt out of the Plan.

AUTOMATIC PRE-TAX RATE ESCALATION means the feature that is effective with Automatic Enrollment or that may be elected by a Participant, in which the rate of Payroll Deduction for Pre-Tax Savings is increased until a target Payroll Deduction rate is reached. The Automatic Pre-Tax Rate Escalation will increase effective April 1 of each year.

AUTOMATIC REBALANCING means the feature described in Section 8(d).

BARGAINING AGREEMENTS means the collective bargaining agreements entered into between a Participating Employer and one or more of the unions designated in Schedule B-1.

BENEFICIARY means the recipient or recipients designated by a Participant, in accordance with Section 22 of the Plan, to receive benefits in the event of the Participant's death as either a primary beneficiary, or a contingent beneficiary who will receive benefits in the event the primary beneficiary predeceases the Participant. Beneficiaries named under the Predecessor Plan shall be recognized for purposes of this Plan.

BENEFITS INVESTMENTS COMMITTEE means the Benefits Investments Committee of Arconic (or prior to the Separation Date, Benefits Investments Committee of Arconic Inc.), which shall have authority over the investment of Plan assets as described herein and over the selection of the Core Funds.

BENEFITS MANAGEMENT COMMITTEE means the administrative committee of one or more persons appointed by the Board that interprets and administers the Plan in accordance with Section 19.

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BOARD means the Board of Directors of Arconic.

BROKERAGE ACCOUNT means the investment option whereby a Participant may invest and personally manage investments outside the Core Funds as described in Section 16(h).

BUSINESS DAY means any day on which the Plan Administrator, Designee and New York Stock Exchange is open for business.

CODE means the Internal Revenue Code of 1986, as amended.

COLA SAVINGS means the cost of living amounts determined in accordance with all hours worked by the participant as of the dates such amounts are calculated and allocated to a Participant's Pre-Tax Savings account for the next Payroll Period in which such amounts would have been paid to the Participant during a Plan Year, in lieu of the Participant receiving said amounts as wages. Such allocations shall be made in accordance with the terms and conditions of the Bargaining Agreements entered into between Arconic and the Aluminum Workers, the Massena Office Workers, and the Davenport IBEW. Cola Savings shall be accorded favorable tax treatment under Section 401(k) of the Code.

COMPANY STOCK means common stock of Arconic and any substituted security under Section 16.

CONTINUOUS SERVICE means, except as modified by the balance of this definition with respect to certain Participant populations, the period of continuous employment with Arconic, a Subsidiary or Affiliate, either as a salaried employee or as an hourly-rated employee, commencing with the Participant’s Employment Commencement Date or Reemployment Commencement Date. For purposes of the preceding sentence, continuous employment with Arconic, a Subsidiary or Affiliate shall include continuous employment with Arconic Inc. (or a Subsidiary or Affiliate of Arconic Inc. as defined in the Predecessor Plan) for periods prior to the Separation Date. Continuous Service terminates on the Participant’s Severance from Service Date. Continuous Service upon reemployment does not include any Continuous Service accrued prior to a termination of Continuous Service, except as follows:

A Participant who incurs a Severance from Service Date and thereafter has a Reemployment Commencement Date, will have his or her Continuous Service on the Severance from Service Date reinstated if the period between his or her Severance from Service Date and his or her Reemployment Commencement Date is less than the greater of (a) five years or (b) the aggregate number of years of Continuous Service earned before the Severance from Service Date.

CORE FUND means any investment vehicle (including the Arconic Stock Fund and Target Maturity Funds) for Pre-Tax Savings, After-Tax Savings, Participating Employer Contributions, Negotiated Deferral Contributions, Restricted Discretionary Contributions, Employer Retirement Income Contributions, or Retiree Medical Savings Contributions, but excluding the Brokerage Account. The Benefits Investments Committee will determine the Core Funds, and may make changes to the composition of the funds from time to time.

CURRENT MARKET VALUE means with respect to any investment allocated to the accounts of any Participant in the Core Funds, the unitized value of the securities and cash of the investment in the applicable Fund as of a specified date, less any fees provided for in Section 21, valued in accordance with a procedure adopted by the investment manager for the Investment Fund and acceptable to the Benefits Investments Committee.

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DESIGNEE means such entity as may be chosen from time to time by the Plan Administrator and approved by the Benefits Management Committee to handle certain specified administration functions of the Plan.

EFFECTIVE DATE with respect to a distribution has the meaning prescribed in Section 13, with respect to a transfer has the meaning prescribed in Section 9 and with respect to a qualified domestic relations order has the meaning prescribed in Section 14.

ELIGIBLE COMPENSATION means: (i) the regular base salary and if applicable, the base salary adjustment (where commission payments constitute all or part of an employee’s remuneration, the commissions actually paid as remuneration during a regular pay period will be used to determine the Eligible Compensation for such employee).; (ii) the regular hourly wages and if applicable: cash cola, regular vacation pay, witness pay, holiday advance pay (for a holiday not worked), bereavement pay, shift differential, jury pay, job upgrades, schedule premium, income adjustments, and wage adjustments which are payable during such periods as the employee is an Eligible Employee as determined by the Participating Employers. In no event may the amount of Eligible Compensation for any Participant during any Plan Year, for any purposes under this Plan, exceed $285,000, as adjusted for any Plan Year for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code applicable to that calendar year.

In addition to the forgoing, for purposes of allocating Employer Retirement Income Contributions as indicated in Schedule B-1, Eligible Compensation will include any Variable Compensation Awards or incentive compensation payable during such periods as the employee is an Eligible Employee as determined by the Participating Employers.

In addition, Eligible Compensation will include additional amounts set forth in Section 2(a) or 2(d) for the limited purposes contained therein.

ELIGIBLE EMPLOYEE means any person who meets all of the following conditions:

(a)          (1)            is a resident or citizen of the U.S., employed by a Participating Employer at a participating Company (Company Code) and specified location (Location Code), as indicated in Schedule B-1;

(2)            is a Full-Time Employee or a Part-Time Employee and who receives regular compensation in the form of: (1) a weekly, semimonthly or monthly salary, (2) periodic commissions, or (3) an hourly wage;

(3)            is not in a unit of employees covered by a Bargaining Agreement, unless such Bargaining Agreement provides for the application of the Plan to the employees in such unit; and

(4)            is not in a group of employees excluded from coverage under the Plan by the Benefits Management Committee, or the appropriate governing body of a Participating Employer, which is uniform in application to all employees similarly situated;

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	6

OR

(b)            Is a Temporary Employee who, in addition to meeting the above described terms and conditions (other than (a)(2)), has at least one year of Continuous Service.

The following will in no case be Eligible Employees: agency, leased, contract employees and other individuals who are not on the payroll of the Company, as determined by the Company, without regard to any court, or agency decision determining common-law employment status. A “leased employee” is excluded from participation in the Plan. A “leased employee” means any person who is not an employee of any Participating Employer and who provides services if:

(a)            such services are provided pursuant to an agreement between the recipient Participating Employer and any other person or a leasing organization;

(b)            such person has performed such services for the recipient Participating Employer on a substantially full-time basis for a period of at least one year; and

(c)            such services are performed under the primary direction or control of the recipient Participating Employer,

or as otherwise defined in Section 414(n) of the Code.

Any former leased employee, upon becoming an Eligible Employee, will receive Continuous Service credit for all prior service performed with the recipient Participating Employer as a leased employee prior to becoming an Eligible Employee.

EMPLOYER RETIREMENT INCOME CONTRIBUTIONS (ERIC) means an amount equal to the percentage of Eligible Compensation specified in Section 5 that is contributed to Eligible Employees in accordance with Section 5 that is contributed to Eligible Employees and as indicated in Schedule B-1, to the Eligible Employees of a specified location without regard to Employment Commencement Date or Reemployment Commencement Date, unless an Employment Commencement Date or Reemployment Commencement Dates otherwise specified.

EMPLOYMENT COMMENCEMENT DATE means the date on which an Eligible Employee is first employed by and performs an Hour of Service for Arconic, a Subsidiary or an Affiliate (or Arconic Inc. or its subsidiaries or affiliates for periods prior to Separation Date) as a Full-Time Employee or a Part-Time Employee, or with respect to an individual described in subsection (b) of the definition of Eligible Employee, a Temporary Employee.

ERISA means the Employee Retirement Income Security Act of 1974 as amended.

ESOP or EMPLOYEE STOCK OWNERSHIP PLAN means the Arconic Stock Fund as described in Section 16(e).

FINANCIAL HARDSHIP means an immediate and heavy financial need which a Participant is not able to meet from other reasonably available resources. An immediate and heavy financial need includes:

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	7

(a)            Extraordinary medical expenses incurred by the Participant, the Participant's spouse, dependents of the Participant, or primary Beneficiary;

(b)            Purchase, excluding mortgage payments, of a principal residence for the Participant;

(c)            Payment of tuition for the next year of post-secondary education for the Participant, his or her spouse, children, dependents or primary Beneficiary;

(d)            Expenses necessary to prevent eviction of the Participant from his principal residence, or foreclosure on the mortgage of the Participant's principal residence;

(e)            Funeral expenses of a family member or primary Beneficiary; and

(f)            All other expenses that the Internal Revenue Service will accept as an immediate and heavy financial need.

A withdrawal will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

(i)            The withdrawal is not in excess of the amount of the immediate and heavy financial need (including taxes on such withdrawal) of the Participant;

(ii)           The Participant has obtained all distributions, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Participating Employer (unless such a loan would contribute to the hardship); and

(iii)           The Participant represents in writing (including by using an electronic medium as defined in Section 1.401(a)-21(e)(3)), that the Participant has insufficient cash or other liquid assets reasonably available to satisfy the financial need.

Based upon the foregoing provisions, the Designee determines whether or not a Participant has incurred a Financial Hardship.

FULL-TIME EMPLOYEE means an active employee who works 100 percent of a regular work schedule for the location where he or she is employed.

FROZEN PARTICIPANT means:

(a)

(i)             a participant in the Arconic Retirement Plan II (“Pension Plan”) prior to December 31, 2019;

(ii)            employed at a location covered by the 2019 USW Master Agreement between Arconic (or its affiliates or subsidiaries) and the United Steel, Paper and Forestry, Rubber Manufacturing, Energy, Allied-Industrial and Service Workers International Union (“2019 Master Agreement”);

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(iii)            hired or rehired by Arconic (or its affiliates or subsidiaries) on or after June 23, 2006, but prior to January 1, 2020; and

(iv)            who made an irrevocable election to cease Pension Plan participation, effective as of close of business on December 31, 2019, at such time and in such manner as required by the Pension Plan administrator.

OR

(b)

(i)             a participant in the Arconic Retirement Plan II (“Pension Plan”) prior to December 31, 2019;

(ii)            employed at a location covered by the 2019 collective Bargaining Agreement between Arconic Inc. (or its affiliates or subsidiaries) and the International Union of Bricklayers and Allied Craftsworkers Local 8 SE (Union Code 401) (“2019 BAC Agreement”);

(iii)            hired or rehired by Arconic (or its affiliates or subsidiaries) prior to January 1, 2020; and

(iv)            who made an irrevocable election to voluntarily cease Pension Plan participation, effective as of close of business on December 31, 2019, at such time and in such manner as required by the Pension Plan administrator.

HOUR OF SERVICE means:

(a)            Each hour for which an employee is paid or entitled to payment for the performance of duties for Arconic, a Subsidiary or Affiliate (or Arconic Inc. or its subsidiaries or affiliates for periods prior to Separation Date);

(b)            Each hour for which an Employee is paid or entitled to payment by Arconic (or Arconic Inc. or its subsidiaries or affiliates for periods prior to Separation Date), a Subsidiary or Affiliate on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; and

(c)            Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by Arconic, a Subsidiary or Affiliate (or Arconic Inc. or its subsidiaries or affiliates for periods prior to Separation Date) excluding any hour credited under (a) or (b) above, which is credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made.

INVESTMENT FUND means any Core Fund and the Brokerage Account.

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	9

KEY EMPLOYEE means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date, as defined in Section 416(g)(4)(c) of the Code, was i) an officer of a Participating Employer having annual compensation greater than $185,000 (as adjusted under Section 416(i)(1) of the Code, ii) a five percent owner of the Participating Employer, or iii) a one percent owner of a Participating Employer having annual compensation of more than $150,000. For purposes of this paragraph, compensation means compensation as defined in Section 415(c)(3) of the Code, but includes amounts contributed by the Participating Employer pursuant to a salary reduction agreement which are excludable from the Participant’s gross income under Section 125, 402(a), Section 401(h), Section 401(b), and Section 132(f)(4).

LAYOFF or LAID-OFF means (a) for a Bargained employee, the absence from employment due to a reduction of a Participating Employer's work force due to lack of work, where it is intended that the Participant will be subject to recall; or (b) for a Non-Bargained hourly employee, the absence from employment due to a reduction of a Participating Employer's work force due to lack of work, where it is intended that the Participant will be subject to recall and the Participant has not been placed on a Temporary Layoff. A Layoff ends on the earlier of the effective date of a recall or the date the Participant's service terminates, and such Layoff has continued for at least twenty-four months calculated from the first day of the Layoff.

NEGOTIATED DEFERRAL CONTRIBUTIONS means amounts contributed by a Participating Employer as determined under Section 4(a).

NORMAL RETIREMENT AGE means the date a Participant attains age 65.

PART-TIME EMPLOYEE means an active employee who works at least 50 percent but less than 100 percent of the regular work schedule for the location where he or she is employed.

PARTICIPANT means:

(a)            an Eligible Employee who has elected to participate in the Plan in accordance with the provisions of Section 1, or who receives Employer Retirement Income Contributions, Restricted Discretionary Contributions, Negotiated Deferral Contributions, or Retiree Medical Savings Contributions, or who is Automatically Enrolled in the Plan. Such a person continues as a Participant so long as he or she has an account balance in the Plan. Notwithstanding the foregoing, a contractor, agency employee, temporary employee or "leased employee" as defined in Section 414(n) of the Code is not a Participant under the Plan, or

(b)            an Eligible Employee who is employed with a Participating Employer on December 31 of any Plan Year where such Participating Employer has elected to make a Negotiated Deferral Contribution or Restricted Discretionary Contribution for that Plan Year, or

(c)            an individual who participated in the Predecessor Plan as of January 31, 2020, who was associated with one of the companies, locations and location business code combinations identified on Schedule C-1 or Schedule C-2. Such individuals had their entire accounts transferred to this Plan effective February 1, 2020.

Effective February 1, 2020, a Participant shall not include any person who is a participant in the Predecessor Plan prior to the Separation Date. If a Participant ceases to participate in this Plan as a result of the transfer of such Participant’s employment to a company whose employees participate in the Howmet Aerospace Hourly Retirement Savings Plan (“Howmet Aerospace Plan”) after February 1, 2020, but before the Separation Date, the account balance of such Participant shall automatically be transferred from this Plan to the Howmet Aerospace Plan and such person shall cease to be a Participant in this Plan. If a participant in the Howmet Aerospace Plan transfers employment to Arconic (or an Affiliate or Subsidiary) after February 1, 2020, but before the Separation Date, the Howmet Aerospace Plan account balance of such Participant shall be accepted by this Plan.

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PARTICIPATING EMPLOYER means Arconic, except as specified hereafter, and any other entity in which Arconic or one or more Subsidiaries or Affiliates have an ownership interest, and that is authorized by Arconic to participate in the Plan and which adopts the Plan by proper action of its board of directors or other governing body, provided that each said entity agrees to reimburse Arconic from time to time upon demand for its proper portion of the expenses and contributions required to carry out the provisions hereof and of the agreement under which the assets of the Plan are held or managed. Schedule B-1 lists applicable locations of Participating Employers.

PARTICIPATING EMPLOYER CONTRIBUTIONS means amounts contributed by a Participating Employer as determined under Section 3.

PARTICIPATION DATE means the date on which an Eligible Employee commences participation in the Plan (or, if prior to February 1, 2020, the Predecessor Plan).

PAYROLL DEDUCTIONS means the Pre-Tax Savings and After-Tax Savings based on a reduction of the Participants' Eligible Compensation for the applicable Payroll Period.

PAYROLL PERIOD means the regularly scheduled payroll cycles in which a Participant earns Eligible Compensation.

PERMANENT LAYOFF means an absence from employment due to a reduction of the work force by a Participating Employer due to lack of work, where it is intended that the Participant will not be subject to recall. A Participant's Continuous Service for purposes of the Plan will be terminated on the first day of Permanent Layoff.

PERMANENT SHUTDOWN means the permanent shutdown, as determined by a Participating Employer, of a plant, department or substantial portion thereof, of a Participating Employer at which a Participant who is affected thereby is employed.

PLAN means the Arconic Corp. Hourly 401(k) Plan, effective as of February 1, 2020, and as may be amended from time to time. For periods prior to February 1, 2020, references to the Plan shall mean the Predecessor Plan.

PLAN ADMINISTRATOR means Arconic.

PLAN YEAR means the calendar year.

PREDECESSOR PLAN means the Arconic Hourly Retirement Savings Plan (now referred to as the Howmet Aerospace Hourly Retirement Savings Plan).

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PRE-TAX CATCH-UP CONTRIBUTIONS means contributions permitted under Section 414(v) of the Code, as described in Section 2(k) of the Plan.

PRE-TAX SAVINGS means the amount by which a Participant has elected to reduce his or her Eligible Compensation and defer the receipt thereof in accordance with Section 2, and the contribution of the said amount to the Plan, or an amount by which a Participant's Eligible Compensation is deferred and contributed to the Plan pursuant to Automatic Enrollment.

PROPERLY RECEIVED means any request to participate, to change participation in the Plan, for suspension of Payroll Deductions, to discontinue Automatic Pre-Tax Rate Escalation, for a transfer between investments in accordance with Sections 8 or 9, to discontinue Automatic Investment Rebalancing, or a for a withdrawal in accordance with either Section 10 or 11, or submission of a beneficiary designation, consent or revocation in accordance with Section 22, made to the Plan Administrator or its Designee in a manner designated by the Plan in accordance with uniform rules established by the Plan Administrator.

QUALIFIED DEFAULT INVESTMENT ALTERNATIVE or QDIA means the Targeted Maturity Funds to which the Plan may direct the assets of a Participant’s account in the absence of Participant investment direction. Each Participant’s account will be invested in the appropriate Targeted Maturity Fund based on the Participant’s year of birth.

REEMPLOYMENT COMMENCEMENT DATE means the date on which a Participant is first reemployed by a Participating Employer following a Severance from Service Date.

RESTRICTED DISCRETIONARY CONTRIBUTIONS means amounts contributed by a Participating Employer as determined under Section 4(b).

RETIREE MEDICAL SAVINGS CONTRIBUTIONS means amounts contributed by a Participating Employer as determined under Section 4(c).

RETIREMENT means termination of Continuous Service with rights to a pension other than a deferred vested pension benefit under a retirement plan of Arconic and/or a Subsidiary and/or an Affiliate, termination of Continuous Service upon or after attainment of age 55 and completion of 10 years of Continuous Service, or Normal Retirement Age.

ROLLOVER CONTRIBUTION means an eligible rollover distribution as described in Section 402(c)(4) of the Code, or a direct transfer of an eligible rollover distribution as described in Section 401(a)(31) of the Code ("Direct Rollover") which is transferred to the Plan pursuant to Section 7.

SAVINGS means the total amount of Pre-Tax Savings and After-Tax Savings contributed to the Plan in accordance with Section 2.

SEPARATION DATE shall mean the legal separation of Arconic Inc. into two separate publicly traded companies (Arconic Corporation and Howmet Aerospace Inc.)

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SEVERANCE FROM SERVICE DATE means the date Continuous Service terminates and is the earliest of the date the Eligible Employee quits, retires, is discharged (including Permanent Layoffs), or dies, the first anniversary of the first date the Eligible Employee is absent due to a Layoff or Temporary Layoff , or the second anniversary of the first date the Eligible Employee is absent from work for any other reason (including a disability). Notwithstanding the foregoing, an employee will not be deemed to have terminated from Continuous Service until the second anniversary of the employee's absence, if the absence is due to the pregnancy of the Eligible Employee, the birth of a child of the Eligible Employee or the placement of a child with the Eligible Employee in connection with adoption proceedings, or for purposes of caring for that child for a period beginning immediately following such birth or placement. The period between the first anniversary and second anniversary of the first day of absence will not constitute Continuous Service. Severance from Service Date will also mean the date on which a participant ceases employment with Arconic or a Subsidiary in connection with a sale of assets or interest in a Participating Employer and commences employment with the purchaser of such assets or interest, provided there is no transfer to the purchaser of Plan assets and liabilities relating to such participant.

SUBSIDIARY means a corporation, a majority of whose voting stock is owned or controlled by Arconic and/or one or more other Subsidiaries.

TARGETED MATURITY FUNDS means the investment vehicles that are pre-mixed funds consisting of varying asset allocations that follow an investment strategy based on a targeted retirement date. Targeted Maturity Funds are Core Funds.

TEMPORARY EMPLOYEE means a person who does not work on a regular schedule, or works less than fifty percent of the regular hours for the location where he or she is employed, or works fifty percent or more of the regular hours for the location but is hired for a specified period of time not to exceed twelve month.

TEMPORARY LAYOFF means an absence from employment for a Non-Bargained employees due to a reduction of the work force by a Participating Employer due to lack of work, where it is intended that the Participant will not be subject to recall or the Participant has been designated as a temporary recall in the Company’s human capital management system (currently, the Global People System), but where there is an expectation that the Participant may return to work within the calendar year.

TOTAL AND PERMANENT DISABILITY means disability by injury or disease which, on the basis of medical evidence satisfactory to a medical doctor chosen by the Benefits Management Committee, prevents the employee from engaging in any employment with Arconic, a Subsidiary or Affiliate suitable to his or her training and experience and that will be permanent and continuous during the remainder of the employee's life, and the employee is not otherwise employed by Arconic, a Subsidiary or Affiliate.

TRUSTEE means the Trustee or Trustees appointed by the Board or its delegate, including but not limited to the Benefits Investments Committee in accordance with the provisions of Section 18.

U.S. means the United States of America.

VARIABLE COMPENSATION AWARDS means performance pay, profit sharing or gain sharing awards or other variable compensation awards as determined by the Participating Employer and approved by the Plan Administrator. Variable Compensation Awards do not include ratification bonuses or other one-time special bonus payments.

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GENERAL PROVISIONS

SECTION 1.	PARTICIPATION

An Eligible Employee participates in the Plan:

(a)            by submitting an application or request for participation that is Properly Received, or by receiving Negotiated Deferral Contributions, Restricted Discretionary Contributions, Participating Employer Contributions, or Employer Retirement Income Contributions; or

(b)            by being Automatically Enrolled sixty (60) days following Employment Commencement Date or Reemployment Commencement Date, or after an employee employed on a temporary basis becomes an Eligible Employee; or

(c)            by being Automatically Enrolled sixty (60) days following the initial participation of a new Company or Location resulting from an acquisition or restructuring of a business unit.

SECTION 2. EMPLOYEE SAVINGS

(a)            An Eligible Employee may elect to pay into the Plan through Payroll Deductions properly authorized by such employee, a whole percentage of his or her Eligible Compensation in Pre-Tax Savings in an amount equal to one through twenty-five percent (25%), and After-Tax Savings equal to one through ten percent (10%), the aggregate of which cannot be greater than twenty-five percent (25%).

(b)            An Eligible Employee subject to Automatic Enrollment will be subject to automatic Payroll Deductions equal to three percent of Eligible Compensation for any applicable payroll period, which will be contributed to the Plan as Pre-Tax Savings. Absent the Participant's election of investment funds, such Pre-Tax Savings will be deposited into the appropriate QDIA, as described in Section 8(a).

(c)            Payroll Deductions for Pre-Tax Savings made pursuant to Automatic Enrollment are subject to Automatic Pre-Tax Rate Escalation whereby, providing the Participant has participated in the Plan at least ninety days, the Participant's Pre-Tax Savings rate will be increased by one percent on each April 1 after his or her Participation Date until the Pre-Tax Savings rate attains a target rate of six percent of Eligible Compensation. A Participant may change the percentage rate in whole percentages up to the maximum permitted by the Plan or opt out of Automatic Pre-Tax Rate Escalation at any time in a manner designated by the Plan Administrator that is Properly Received.

Any Participant may elect to begin or end Automatic Pre-Tax Savings Rate Escalation at any time in a manner designated by the Plan that is Properly Received. An election to begin Automatic Pre-Tax Saving Rate Escalation shall designate a beginning Pre-Tax Savings rate, a target rate up to the maximum permitted by the Plan, and an annual rate (in whole percentages) by which the Pre-Tax rate increases until the target rate is attained.

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	14

(d)            Pursuant to the terms of the Master Agreement, and pursuant to the terms of the collective Bargaining Agreements between Arconic Inc. and unions at such other locations identified below (“Other Locations”), Participants at the locations and represented by the unions listed below may defer as Pre-Tax Savings and/or Pre-Tax Catch-Up Contributions, a maximum of fifty percent (50%) of amounts earned under the applicable pay for performance plan in increments of ten percent (10%) and subject to the maximums allowable by the Code and Department of Treasury regulations. The amount of any such deferrals shall be included in the definition of Eligible Compensation for purposes of Pre-Tax Savings and/or Pre-Tax Catch-Up Contributions only and shall not be eligible for Participating Employer Contributions.

2019 Master Agreement Locations

Co. Code	Company Name	LOC	Location Name	Union Code	Union Name
N02	Arconic Tennessee LLC	ALC	Alcoa, Tennessee	193	USW 309 – SteelWorkers
N04	Arconic Davenport LLC	DAV	Davenport, Iowa	293	USW 105 – SteelWorkers
N05	Arconic Lafayette LLC	LAF	Lafayette, Indiana	294	USW 115 – SteelWorkers
N06	Arconic Massena LLC	MAS	Massena, New York	295	USW 420 – SteelWorkers
N02	Arconic Tennessee LLC	ALC	Alcoa, Tennessee	401	BRKM 8-Brickmasons (ALC)
N04	Arconic Davenport LLC	DAV	Davenport, Iowa	413	IBEW 1379-Electricians (DAV)

(e)            Any employee contributions which have been contributed to a Participant's account under a qualified defined contribution plan of a Participating Employer which has been merged with this Plan, are credited to the Participant as Pre-Tax and After-Tax Savings Accounts, as applicable, as determined by the Plan Administrator, and thereafter be treated like Pre-Tax and After-Tax Savings with respect to withdrawals, loans, and investment options under the Plan. Any protected optional form of benefits provided under said qualified defined contribution plan will be maintained under the Plan.

(f)            All Participating Employer Contributions and Negotiated Deferral Contributions, Restricted Discretionary Contributions, Employer Retirement Income Contributions, and Retiree Medical Savings Contributions are irrevocable, except that any such contribution which was made by a mistake of fact or conditioned upon qualification of the Plan or any amendment thereof under Section 401 of the Code or upon the deductibility of the contribution under Section 404 of the Code, will be returned to the Participating Employer within one year after the payment of the contribution made by mistake, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

(g)            A Participant may change his or her election for Payroll Deductions, effective for the first full Payroll Period following the date that such request is Properly Received.

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(h)           A Participant may direct that Payroll Deductions for Savings be discontinued beginning with the first full Payroll Period following the date that such direction is Properly Received. A Participant may direct that such deductions be resumed beginning with the first full Payroll Period following the date that such direction is Properly Received, except as provided in the definition of Financial Hardship.

(i)            Payroll Deductions are paid to the Trustee as soon as practicable, but no later than the period prescribed by the Department of Labor for depositing contributions.

(j)            Additional limitations on Savings, Participating Employer Contributions, Negotiated Deferral Contributions and Restricted Discretionary Contributions are provided in Appendices A, B and C. Notwithstanding the foregoing, in the event it is determined by the Benefits Management Committee or its Designee that for any particular month the maximum percentage of Eligible Compensation which a Participant may elect to pay into the Plan as Pre-Tax Savings must be reduced so as to prevent the actual percentage of Pre-Tax Savings for Participants who are Highly Compensated Employees from exceeding the elected percentage of Pre-Tax Savings of all other Participants, pursuant to the limitations in the Appendices, the maximum percentage of Pre-Tax Savings for said Highly Compensated Employees may be reduced, for any particular Month to the extent deemed necessary by the Benefits Management Committee or its designee. The said Participants’ previously elected percentage of After-Tax Savings will not be affected in any manner by a reduction of the maximum percentage of Pre-Tax Savings in accordance with the foregoing.

(k)           An Eligible Employee who meets the requirements listed below may make an election for a Plan Year to defer extra Pre-Tax Catch-Up Contributions in an amount that equals an annual maximum amount of six thousand dollars ($6,500), or such other amount adjusted for cost-of-living increases as may be provided by the Secretary of the Treasury pursuant to Section 414(v)(2) (C) of the Code. Eligible Employees who meet the requirements are individuals who i) have attained 50 or will attain age 50 during the applicable Plan Year, ii) are contributing no less than six percent (6%) of Eligible Compensation in Pre-Tax Savings; and iii) have submitted an election to make Pre-Tax Catch-Up Contributions for applicable Plan Year.

In the case where a Bargained Participant is awarded back wages pursuant to a settlement or arbitration agreement by which the Participant is to be “made whole,” in the case of an individual who is eligible to make Pre-Tax Catch-Up Contributions, the Participant may defer any portion of the awarded back wages up to the annual maximum amount of the Pre-Tax Catch-Up Contribution for the current Plan Year, provided an election to defer such amount is submitted prior to the date payment of the awarded back wages is made.

(l)            In the case where a Bargained Participant is awarded back wages pursuant to a settlement or arbitration agreement by which the Participant is to be “made whole” with respect to such award, the Participant must contribute Pre-Tax Savings attributable to the back wages or portion of back wages awarded pertaining to the current Plan Year only (“Corrective Contributions”). The Corrective Contributions will be based on the percentage of Compensation for Pre-Tax Savings designated by the Participant in an election in effect, or defaulted to pursuant to section 2(b) and 2(c), on the date of the Participant’s termination that preceded the period for which the award has been granted. Notwithstanding the foregoing, contributions of Corrective Contributions may not cause the Participant’s Eligible Compensation to exceed the limitation on compensation imposed by Section 401(a)(17) of the Code, or the limitations described in Appendices A or B.

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(m)            A Participant who’s compensation is suspended due to an absence from employment due to military leave protected by Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), may upon his or her return to employment contribute “make up” Pre-Tax Contributions equal to the amount he or she would have contributed except for the absence based upon the Participant’s election on file. Such make up contributions must be paid to the Plan during a period that does not exceed the lesser of three (3) times the length of time of the military leave or five (5) years, commencing from the date employment is resumed.

SECTION 3.	PARTICIPATING EMPLOYER CONTRIBUTIONS (MATCH)

Participating Employer Contributions will be allocated under the Plan to the account of those Participants for whom Pre-Tax Savings are paid into the Plan for such Payroll Period in accordance with Section 2, where the applicable Bargaining Agreement provides or where the Participating Employer with whom the Participant is actively employed has elected to make such contributions. The contributions will be the specific amount for each dollar of the Participant’s Eligible Compensation he or she contributes to the Plan as Pre-Tax Savings up to six percent of the Participant’s Eligible Compensation. Schedule B-1 provides a list of Participating Employers and Participating Employer Contributions. Subject to the terms of the Bargaining Agreement, unless disapproved by the Benefits Management Committee, a Participating Employer’s election to make or change a Participating Employer Contribution for current and future Plan Years may be made at any time during the Plan Year and continue until changed by the Participating Employer. Participating Employer Contributions will be allocated to the account of Participants to whom Corrective Contributions have been made for the current Plan Year as described in Section 2(l) above.

The amount of all such Contributions are contributed on a Payroll Period basis by the Participating Employer out of current income or accumulated earnings. All Participating Employer Contributions will be invested in the same Core Funds elected by the Participant for his or her current Savings (or if none, then in the QDIA).

All employer contributions which have been contributed to a Participant's account under a qualified defined contribution plan of a Participating Employer which has been merged with this Plan, are credited to the Participant as Participating Employer Contributions and thereafter are treated like Participating Employer Contributions with respect to withdrawals, loans, and investment options under the Plan. Any protected optional form of benefits provided under said merged qualified defined contribution plan will be maintained under the Plan.

SECTION 4.	NEGOTIATED DEFERRAL CONTRIBUTIONS, RESTRICTED DISCRETIONARY CONTRIBUTIONS, AND RETIREE MEDICAL SAVINGS CONTRIBUTIONS

(a)            Negotiated Deferral Contributions consisting of mandatory COLA Savings shall be allocated to the Pre-Tax Savings account of each Eligible Employee employed on the end of each Payroll Period, in accordance with an applicable Bargaining Agreement. Negotiated Deferral Contributions will be made in an amount attributable to the period occurring in the current Plan Year for which an award of back wages is made pursuant to a settlement or arbitration agreement by which the Participant is to be “made whole” with respect to such award.

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(b)            A Participating Employer for each Plan Year may contribute under the Plan to the account of those Eligible Employees who are employed with said Participating Employer on the last day of the Plan Year, a Restricted Discretionary Contribution in an amount determined in accordance with an applicable Bargaining Agreement, unless disapproved by the Benefits Management Committee. Restricted Discretionary Contributions will be allocated to Eligible Employees based on either uniform dollar amounts or whole or partial percentages of Eligible Compensation. A Participating Employer may elect to make one Restricted Discretionary Contribution for any Plan Year on or before December 31 of the Plan Year. The Restricted Discretionary Contribution will be paid to the Trustee no later than the date fixed by law for the filing of the Participating Employer’s federal income tax return for the year for which the contribution is made, including any extensions of time granted by the Internal Revenue Service for filing the return. The Participating Employer may direct, but is not obligated to direct, the Trustee to promptly invest such amount in the Arconic Stock Fund; otherwise, Restricted Discretionary Contributions will be invested in accordance with the provisions of Section 8(b).

(c)            Participants covered by the collective Bargaining Agreement between the master collective bargaining between Arconic Inc. and the United Steelworkers (“Master Agreement”), and Participants in other bargaining locations described in Schedule B-4 who meet the eligibility requirements described below will receive Retiree Medical Savings Contributions to their accounts in an amount equal to $0.40 per hour worked. For purposes of determining Retiree Medical Savings Contributions, hours will be deemed credited with respect to any back pay awards and military leave, but will not include hours not worked, such as but not limited to, hours credited for vacation, holiday, jury or witness pay. Retiree Medical Savings Contributions will be contributed on a payroll basis and the Participant will not be required to be employed on the last day of the Plan Year as a condition to receive the contribution. Contributions will be paid to the Trustee within the period of time specified by law. Retiree Medical Savings Contributions are not subject to withdrawals, distributions prior to termination of employment, or loans. Retiree Medical Savings Contributions will be deposited in the appropriate QDIA, but may be transferred by the Participant from the QDIA to any elected Core Fund at any time.

Participants eligible for Retiree Medical Savings Contributions are Eligible Employees employed at the Master Agreement and other bargaining locations described in the Retiree Medical Savings Contributions table in Schedule B-4 who i) have completed one year of Continuous Service, and ii) have an Employment Commencement Date occurring or are rehired on or after July 1, 2010, regardless of the duration of the period the individual was separated from employment (“Retiree Medical Eligible”). Notwithstanding the above, effective January 1, 2020, Retiree Medical Eligibles at the 2019 Master Agreement bargaining locations set forth in Chart A immediately below, shall be eligible after completing 90 days of Continuous Service.

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Chart A

2019 Master Agreement Locations

Co. Code	Company Name	LOC	Location Name	Union Code	Union Name
N02	Arconic Tennessee LLC	ALC	Alcoa, Tennessee	193	USW 309 – SteelWorkers
N04	Arconic Davenport LLC	DAV	Davenport, Iowa	293	USW 105 – SteelWorkers
N05	Arconic Lafayette LLC	LAF	Lafayette, Indiana	294	USW 115 – SteelWorkers
N06	Arconic Massena LLC	MAS	Massena, New York	295	USW 420 – SteelWorkers

(d)            An Eligible Employee who incurs an absence due to military leave protected by USERRA and eligible to receive Negotiated Deferral Contributions, Restricted Discretionary Contributions, or Retiree Medical Savings Contributions will receive those contributions based on the Eligible Compensation or applicable hours that would have been received had the individual remained actively employed during the period of military leave.

SECTION 5.	EMPLOYER RETIREMENT INCOME CONTRIBUTIONS (ERIC)

(a)            As indicated in Schedule B-1, (i) Eligible Employees at a Company and Location, designated in Schedule B-1 will receive an Employer Retirement Income Contribution in the amount of three percent of applicable Eligible Compensation for the Plan Year. Employer Retirement Income Contributions of three percent of Eligible Compensation will be made to the accounts of Participants on a Payroll Period basis, whether or not employed on the last day of the Plan Year. An Eligible Employee who incurs an absence due to military leave protected by USERRA and eligible to receive Employer Retirement Income Contributions (“ERIC) will receive those contributions based on the Eligible Compensation that would have been received had the individual remained actively employed during the period of military leave.

Withdrawals of Employer Retirement Income Contributions are permitted by Participants who have attained age 59 ½.

(b)            Notwithstanding section (a), above, pursuant to the terms of the 2019 Master Agreement, Participants hired or rehired before February 1, 2020 by Arconic Inc. (or its subsidiaries or affiliates) or by Arconic (and its Subsidiaries or Affiliates) on or after February 1, 2020 and Frozen Participants at the locations listed in Chart A will receive an Employer Retirement Income Contribution equivalent to the higher of (a) three percent of applicable Eligible Compensation for the Plan Year or (b) the Minimum Annual Equivalent Contribution, in the amount as shown in Chart B below. ERIC will be made to the accounts of Participants on a Payroll Period basis, whether or not employed on the last day of the Plan Year. An Eligible Employee who incurs an absence due to military leave protected by USERRA, FLMA, absence due to layoff, illness or injury, work-related injury or illness, leave of absence, jury or witness service, union business, and/or union or governmental office and eligible to receive ERIC will receive those contributions based on the Eligible Compensation that would have been received had the individual remained actively employed. Notwithstanding the above, ERIC will cease after two years of continuous absence from work, unless a contribution is otherwise required by law.

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Notwithstanding the foregoing, in the event the Participant’s annual additions would exceed the maximum annual additions that can be taken into account under the Code, such Participant’s annual additions will be automatically reduced, in whole or in part, by the amount required to eliminate such excess. If this causes the Participant’s ERIC allocation to be reduced or suspended in any Plan Year, the amount of the reduction and/or suspension will be added to the ERIC amount payable the following Plan Year, to the extent permitted by applicable limits specified under the Code (See Appendix B). Accordingly, the Participant’s ERIC allocation made for any Plan Year will not be eligible for distributions or withdrawals until testing required under Code Section 415 is completed for the Plan Year and any required adjustments to Plan accounts are made.

Except as provided above, withdrawals of Employer Retirement Income Contributions are permitted by Participants who have attained age 59 ½.

Chart A

2019 Master Agreement Locations

Co. Code	Company Name	LOC	Location Name	Union Code	Union Name
N02	Arconic Tennessee LLC	ALC	Alcoa, Tennessee	193	USW 309 – SteelWorkers
N04	Arconic Davenport LLC	DAV	Davenport, Iowa	293	USW 105 – SteelWorkers
N05	Arconic Lafayette LLC	LAF	Lafayette, Indiana	294	USW 115 – SteelWorkers
N06	Arconic Massena LLC	MAS	Massena, New York	295	USW 420 – SteelWorkers

Chart B

2019 Master Agreement Locations

Eligible Employees designated in Chart A, above, will receive an Employer Retirement Income Contribution in the amount equivalent to the higher of three percent of applicable Eligible Compensation or the Minimum Annual Equivalent Contribution, in the amount determined as follows:

Age	Minimum Annual Equivalent ERIC
Under 35	$1,025, or an amount otherwise specified in a successive collective Bargaining Agreement
35 to 39	$1,475, or an amount otherwise specified in a successive collective Bargaining Agreement
40 to 44	$1,700, or an amount otherwise specified in a successive collective Bargaining Agreement
45 to 49	$2,075, or an amount otherwise specified in a successive collective Bargaining Agreement
50 to 54	$3,975, or an amount otherwise specified in a successive collective Bargaining Agreement
55 to 59	$5,500, or an amount otherwise specified in a successive collective bargaining agreement
60 and Over	$7,000, or an amount otherwise specified in a successive collective Bargaining Agreement

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For this purpose, age is determined as of the completed age as of the first day of the calendar year for which ERIC is being made and only complete years of age shall be used; no partial years of age shall be counted.

SECTION 6.	NONFORFEITURE OF PARTICIPATING EMPLOYER CONTRIBUTIONS, NEGOTIATED DEFERRAL CONTRIBUTIONS, RESTRICTED DISCRETIONARY CONTRIBUTIONS, EMPLOYER RETIREMENT INCOME CONTRIBUTIONS, AND RETIREE MEDICAL SAVINGS CONTRIBUTIONS

All Participating Employer Contributions, Negotiated Deferral Contributions, Restricted Discretionary Contributions, Employer Retirement Income Contributions, and Retiree Medical Savings Contributions and any investment earnings attributable thereto held in a Participant’s account are nonforfeitable and are not subject to divestment.

SECTION 7.	ROLLOVER CONTRIBUTIONS

An Eligible Employee of a Participating Employer who is or may become a Participant may, unless disapproved under objective procedures established by the Benefits Management Committee, make a Rollover Contribution to the Plan. An Eligible Employee's Rollover Contribution is credited to his or her account and thereafter treated like the Participant's Pre-Tax Savings with respect to withdrawals, loans and investment options under the Plan. The Plan does not accept Roth rollovers.

SECTION 8.	INVESTMENTS

(a)            Savings and Employer Retirement Income Contributions. Pre-Tax Savings (including Rollover Contributions), After-Tax Savings, and Employer Retirement Income Contributions will be invested, at the election of the Participant, in any of the Core Funds in one percent increments. Pre-Tax Savings of any Participant who is Automatically Enrolled and Employer Retirement Income Contributions made to the account of a Participant who has not made investment election will be contributed to the appropriate QDIA fund, based on the Participant’s date of birth.

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A Participant may change his or her current investment election or transfer assets deposited by the Plan into a QDIA fund any day of the Plan Year, to be effective for the next following Payroll Period, within the limitations otherwise provided in this Plan, by directing the Plan Administrator or its Designee to make such change which direction is Properly Received.

(b)            Participating Employer Contributions, and Restricted Discretionary Contributions. All Participating Employer Contributions will be invested in the same Core Funds elected by the Participant for his or her current Savings (or if none, then in the QDIA). Restricted Discretionary Contributions may be invested in the Arconic Stock Fund if directed by the Participating Employer, subject to Section 9, or otherwise invested in the same Core Funds elected by the Participant for his or her current Savings (or if none, then in the QDIA).

(c)            Brokerage Account. A portion of Pre-Tax or After Tax Savings, and Participating Employer Contributions, Negotiated Deferral Contributions, Restricted Discretionary Contributions, or Employer Retirement Income Contributions subject to transfer as provided in Section 9, or any other amounts invested in the Core Funds may be transferred in amounts of one thousand dollars ($1,000) or more and reallocated to a Brokerage Account, a self-directed brokerage account that allows a Participant to select and personally manage investment options not otherwise available under the Plan, in accordance with the provisions of Section 16. Any amounts to be withdrawn, loaned or distributed from a Brokerage Account must be first transferred back to the Core Funds, as described in Section 16(h).

(d)            Automatic Rebalancing of Investments. A Participant may elect to have his or her account balance automatically rebalanced, or readjusted, at ninety-day intervals, to equal the percentage(s) directed by the Participant for investing such account balance in any Core Fund(s). The Participant may cancel Automatic Rebalancing at any time in a manner designated by the Plan Administrator that is Properly Received.

SECTION 9.	TRANSFERS BETWEEN INVESTMENTS

(a)            Transfer of Savings, Participating Employer, Negotiated Deferral, Restricted Discretionary Contributions, and Employer Retirement Income Contributions. A Participant may elect to transfer in whole percentage increments all or part of the Current Market Value of his or her Pre-Tax Savings, After Tax Savings, Participating Employer, Negotiated Deferral Contributions, Restricted Discretionary Contributions, or Employer Retirement Income Contributions subject to the following:

(1)            Transfers from any one or more Core Funds to the Brokerage Account may be made in amounts of one thousand dollars ($1,000) or more;

(2)            Transfers may be made on a daily basis;

(3)            Investment Fund transfers do not constitute a change in the Participant’s current investment election; and

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(4)            Transfer provisions may be subject to restrictions imposed by mutual fund companies underlying the Core Funds.

(b)            Effective Date of Transfer. The effective date of any transfer will be the date for which the appropriate direction to the Plan Administrator or its Designee has been Properly Received.

(c)            Value of Transfer. The Current Market Value of Savings, Participating Employer Contributions, Negotiated Deferral Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions to be transferred into or out of an Investment Fund are determined in accordance with the value of the Investment Fund at the close of business of the Business Day on the Effective Date.

SECTION 10.	WITHDRAWALS DURING EMPLOYMENT

Notwithstanding anything to the contrary herein, any and all withdrawals during employment are subject to a $250.00 minimum. Withdrawals are not permitted prior to the termination of the Participant’s Continuous Service, except for the following:

(1)            Upon attainment by the Participant of age 59 ½; or

(2)            Upon a determination by the Plan Administrator or Designee that the Participant has suffered a Financial Hardship with respect to Pre-Tax Savings and investment earnings attributable thereto, and Employer Contributions contributed to the Predecessor Plan prior to January 1, 2011.

A Participant may withdraw the Current Market Value of After-Tax Savings at any time (subject to a $250.00 minimum). A Participant may voluntarily withdraw all or a portion (subject to a $250.00 minimum) of the Current Market Value of Participating Employer Contributions made to the Predecessor Plan prior to January 1, 2011.

SECTION 11.	DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT

(a)            A Participant whose Continuous Service terminates is eligible to receive as a distribution the Current Market Value of all Savings, Participating Employer Contributions, Negotiated Deferral Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions made to the Participant’s accounts. In the event a Participant who has terminated employment received a total distribution of the Current Market Value of his or her account under the Plan has a Reemployment Commencement Date, he or she will not be permitted to repay the distributed amount other than as a Rollover Contribution from an eligible retirement plan described in Sections 402(c)(4) and 401(a)(31) of the Code, as provided in Section 7.

(b)          Direct Rollovers.

(i)            Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this subsection, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, and to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

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(ii)          Definitions:

(1)            Eligible rollover distribution: An eligible rollover distribution means any distribution to an employee of all or any portion of the balance to the credit of the employee in the Plan, and as otherwise described in this subsection (1). An eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and any amount distributed on account of hardship.

(2)            Eligible retirement plan: An eligible retirement plan is an individual retirement account or individual retirement annuity described in Sections 408(a) and 408(b) of the Code, a qualified trust described in Section 401(a) of the Code that accepts the distributee's eligible rollover distribution, an annuity plan or contract described in Sections 403(a) and 403(b) of the Code, or an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan will also apply in the case of a distribution to a surviving spouse of a Participant, or spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code. With respect to an eligible rollover distribution to a Participant’s nonspouse Beneficiary, an eligible retirement plan is an individual retirement account or annuity described in Sections 408(a) and 408(b) of the Code established for the purpose of receiving such distribution, and identifying the deceased Participant and Beneficiary.

(3)            Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. A distributee includes the employee's or former employee's nonspouse Beneficiary provided the transfer of the eligible rollover distribution is made as described in paragraph (4) below.

(4)            Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

SECTION 12.	PAYMENT OF DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT

(a)            Subject to the following provisions of this Section, payment to a Participant or Beneficiary of the Current Market Value of all Savings, Participating Employer Contributions, Negotiated Deferral Contributions, Restricted Discretionary Contributions and Employer Retirement Income Contributions in the Participant's account from any Investment Fund, other than the Arconic Stock Fund, upon the Participant's termination of Continuous Service is made in cash. All amounts held in the Arconic Stock Fund at the time of the Participant's termination of Continuous Service are paid in cash or Company Stock. Such payment will be made in accordance with the following rules:

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(i)          If the Current Market Value of all of the Participant's vested account balances (not including Rollover Contributions) in all qualified defined contribution plans of Arconic, the Subsidiaries and Affiliates is less than one thousand dollars ($1,000), then a total distribution of all of the Participant’s vested account balances will be made to the Participant at a time determined by the Plan. If the Current Market Value of all of the Participant's vested account balances (not including Rollover Contributions) in all qualified defined contribution plans of Arconic, the Subsidiaries and Affiliates is greater than one thousand dollars ($1,000) but less than five thousand dollars ($5,000), and the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in cash, then the distribution will be paid in a direct rollover to an individual retirement account designated by the Benefits Management Committee. The value of any delisted stock that is no longer publicly traded but that is held in the Participant’s Brokerage Account shall not be considered for purposes of the preceding valuation. Any such delisted stock shall be distributed in-kind where the value of the Participant's vested account balances (not including Rollover Contributions) in all qualified defined contribution plans of Arconic, the Subsidiaries and Affiliates is less than five thousand dollars ($5,000), in a direct rollover to an individual retirement account designated by the Benefits Management Committee. Upon such distribution of de-listed stock, the amounts distributed will be reported for income tax purposes using reasonable methods available at such time and determined by the Plan.

(ii)          If the Current Market Value of all of the Participant's vested account balances in all defined contribution plans of Arconic, the Subsidiaries and Affiliates exceeds five thousand dollars ($5,000), the distribution is made upon the consent of the Participant, or surviving spouse if applicable, and if no consent is given and no claim for benefits has been made, such distribution is made in total upon his or her attainment of age 69. Prior to the distribution of the total Current Market Value of the Participant's total account balance, the Participant, or the Beneficiary in the case of a Participant who dies with an account balance in the Plan, may request four partial distributions (subject to a $250.00 minimum) during each Plan Year in which the account balance is maintained in the Plan. Notwithstanding the foregoing, in the event that a claim for benefits is made, a distribution is made no later than the 60th day after the latest of the last day of the Plan Year in which occurs: (1) the date on which the Participant attains age 65, (2) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (3) the Participant terminates his or her service with the Participating Employer.

(iii)          If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

a.            the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable a particular distribution option), and

b.            the Participant, after receiving the notice, affirmatively elects a distribution.

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(iv)            If the Participant dies with an account balance in the Plan, the entire interest of the Participant will be distributed not later than 5 years after the death of the Participant.

(b)            Upon any distribution of Company Stock from the Arconic Stock Fund, the Trustee delivers to the recipient a certificate representing the number of whole shares of Company Stock being distributed and cash equal to the Current Market Value on the Effective Date of distribution of any fractional interest in a share being distributed. With respect to any shares of Company Stock which are to be sold for the account of the recipient, the Trustee may, at its option (1) purchase such shares for Plan purposes at the Current Market Value on the Effective Date of distribution, or (2) sell such shares on the open market for the account of the recipient.

(c)            Notwithstanding the foregoing provisions of this Section, distribution of a Participant's account balances commences the April 1 next following the calendar year in which the Participant attains age 70-1/2 years and in accordance with Section 12(b) (or, for Participants transferred to this Plan from the Predecessor Plan who were already receiving distributions from the Predecessor Plan after reaching their required distribution dates, April 1 of the calendar year following the calendar year in which the Participant attained age 70-1/2).

(d)            Notwithstanding the foregoing, if a Participant is reemployed by a Participating Employer, then distribution of his or her account balances other than minimum required distributions under Section 401(a)(9) of the Code, if any, payable to him or her during the period of his or her reemployment is suspended until his or her subsequent termination from employment. Upon his or her subsequent termination from employment, the Participant's account balances are paid in accordance with the foregoing provisions of this Section 12.

(e)            Notwithstanding paragraphs (a) and (b) above, in the event that any qualified defined contribution plan is merged with this Plan or this Plan is the surviving plan with respect to any assets of Participants of a merging plan which are transferred to this Plan, any distribution options contained in the merging plan which are not contained in this Plan may be continued to be distribution options available to the said Participant of the merging plan for distribution of his or her account, in accordance with Section 411(d)(6) of the Code.

SECTION 13.	GENERAL PROVISIONS WITH RESPECT TO WITHDRAWALS

(a)            Effective Date of Withdrawal. The Effective Date of any withdrawal from the Plan is the Business Day such request for withdrawal is Properly Received by the Plan Administrator or its Designee.

(b)            Distribution Limitations. Distribution of all amounts payable under the Plan to a Participant commences:

(i)            Not later than (1) the required distribution dates or (2) the required distribution date, without violating Treasury regulations, if any, over the life of the Participant or over the lives of the Participant and a Beneficiary, or over a period not extending beyond the life expectancy of the Participant and a Beneficiary.

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(ii)            If distribution of the Participant's interest in the Plan has begun in accordance with paragraph (i)(2) above and the Participant dies before his or her entire interest is distributed, the Participant's remaining interest in the Plan will be distributed at least as rapidly as under the method of distribution stated under paragraph (i)(2) above being used on the date of the Participant's death. If the Participant dies before the distribution of his or her interest in the Plan has begun in accordance with paragraph (i) (2) above, the entire interest of the Participant will be distributed not later than five years after the death of the Participant.

For purposes of this paragraph (b), the "required distribution date" means the date prescribed by Treasury Regulations, as amended from time to time, which is April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

For the purposes of this paragraph (b), any amount paid to a minor child is treated as if it had been paid to the surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority or any other designated event as may be permitted by Treasury Regulations, if any.

(c)            Appendix D, Minimum Distribution Requirements, provides the Plan provisions to comply with Section 401(a)(9) of the Code and Treasury Regulations §1.401(a)(9)-2 through -9, as applicable, relating to required minimum distributions.

SECTION 14.	NONASSIGNABILITY

Except as required under ERISA, no right or interest of any Participant or Beneficiary in the Plan or in such Participant’s accounts is (a) assignable or transferable or subject to any lien in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, alienation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner other than a transfer as a result of death or mental incompetence, or (b) liable for, or subject to, any obligation or liability of such Participant or Beneficiary. Such portions of the Savings, Participating Employer Contributions, Negotiated Deferral Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions in the account of a Participant as are payable to another in accordance with the provisions of a “qualified domestic relations order,” as defined in Section 414(p) of the Code and any applicable regulations thereunder, are distributed to the party designated in and in accordance with said order. The Effective Date of withdrawal for any such distribution is the first Business Day following the Plan Administrator’s determination that the said order is in compliance with Section 414(p) of the Code and any applicable regulations thereunder, and such distribution is made as soon as administratively practical thereafter. The Plan Administrator or Designee has promulgated procedures to determine whether a domestic relations order is a qualified domestic relations order. The procedures will be provided to a participant or alternate payee upon written request, or upon receipt of the domestic relations order by the Plan Administrator or Designee. An administrative fee shall be charged to process each qualified domestic relations order. The amount of any such the fee shall be determined by the Benefits Management Committee.

SECTION 15.	EXTENT OF PARTICIPANT'S RIGHTS

(a)            General. No person has any interest in or right to any part of the assets held under the Plan or the income thereon, except as and to the extent expressly provided in the Plan.

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At the time of withdrawal by a Participant or Beneficiary, he or she will receive shares or cash. There is no guarantee that the Current Market Value of any investment will be equal to or greater than the amount of the Participant's Savings therein. This Plan is designed to comply with and operate under Section 404(c) of ERISA. A Participant and his or her Beneficiaries assume all risk in connection with any decrease in the value of any investments allocated to such Participant's account. For purposes of Section 404(c)(1) of ERISA, in the absence of Participant or Beneficiary investment direction, a Participant or Beneficiary shall be treated as having exercised control over the assets invested in any investment which qualifies as a QDIA in accordance with Section 404(c)(5) of ERISA and the regulations promulgated thereunder.

The Plan does not and should not be construed as conferring any rights upon any person for a continuation of employment, nor does it interfere with the rights of Arconic or any Subsidiary or Affiliate to terminate the employment of any person or to take any personnel action affecting such person without regard to the effect which such action might have upon such person or his or her Beneficiaries as a prospective recipient of benefits under the Plan.

(b)            Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code. The Beneficiary of any Participant who dies, while performing “qualified military service” (as defined in Code Section 414(u)), shall be entitled to any additional benefits (other than contributions relating to the period of qualified military service, but including any other survivor benefits) that would have been provided under the Plan had the Participant resumed active employment on the day preceding the Participant's death and then incurred a Severance from Service Date on account of death. This Section is intended to comply with, and shall be interpreted to comply with, Code Section 401(a)(37).

SECTION 16.	MANAGEMENT OF FUNDS

(a)            General. Savings, Participating Employer Contributions, Negotiated Deferral Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions paid to the Trustee are invested as provided in the Plan.

(b)            Trustees and Investment Managers. The Board or its designee (including but not limited to the Benefits Investments Committee when acting in accordance with the charter of the Benefits Investments Committee) has the responsibility to appoint, review the performance of, and remove where deemed appropriate, one or more Trustees, and one or more investment managers, each of which is a bank, insurance company or other investment adviser qualified under Section 3(38) of ERISA. The duties of each Trustee and manager, to the extent not set forth in the Plan, are set forth in a trust agreement or other written documents approved by the Board or its designee. Except as otherwise provided in such documents or in the Plan, each such investment manager has sole investment control and management responsibility with respect to those assets of the Plan for which it is designated the investment manager. The Board may delegate its authority to appoint an investment manager, to remove an investment manager, to approve and direct the execution by the proper officer or officers of Arconic of amendments to agreements with any investment manager, and to review the performance of any such managers. Such delegation also includes the authority to approve written documents setting forth the duties of any manager and to direct the execution of investment management agreements by the proper officer or officers of Arconic. No Trustee has any investment responsibility for any assets which are subject to the investment control of another investment manager, and as to such assets it only has custodial duties if it is the custodian.

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(c)            Designation of Investment Strategy. The Board may from time to time designate, as to part or all of the assets of the Plan, that a separate fund or funds be established. Except as otherwise provided in the Plan, as to each such separate fund the Board or its designee may specify the investment strategy to be employed and the investment manager is thereupon relieved of responsibility for assuring that the specified investment strategy creates suitable diversification of the overall assets of the Plan, provided that such investment manager has followed such specifications.

(d)

(1)            Acquisition of Fixed Income Investments by the Trustee. The Trustee will enter into investment arrangements with insurance companies, banks or money managers, as directed by an investment manager duly appointed by the Board or its designee for the Fixed Income Fund. The Trustee will invest all Savings and other amounts to be invested in the Fixed Income Fund in accordance with such directions.

(2)            Accounting for Participant's Accounts. Participants' investments in the Fixed Income Fund are accounted for on a unit basis. The Trustee allocates to the accounts of each Participant such units in the Fixed Income Fund as may be acquired with funds (if any) in such Participant's accounts to be invested therein. Such allocations will be made in a uniform manner as determined by the Benefits Investments Committee. Transfers and withdrawals are valued based on the Current Market Value per unit on the Effective Date of the transfer or withdrawal.

(e)

(1)            Acquisition of Company Stock by Trustee. The Savings, Participating Employer Contributions, Negotiated Deferral Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions to be invested in the Arconic Stock Fund are used by the Trustee to purchase from time to time shares of Company Stock (i) from Arconic, at the Current Market Value thereof, or (ii) to the extent Arconic does make shares available for purchase by the Trustee for such purpose, on the open market unless Arconic otherwise directs. The Trustee, to the extent reasonable, invests any cash held in the fund in cash equivalents (including commercial paper). The Trustee also holds for the purpose of allocation to the accounts of individual Participants as hereinafter provided (i) shares of such stock which the Trustee has acquired upon withdrawal by a Participant, and (ii) shares of such stock which the Trustee has acquired pursuant to Participants’ elections to transfer investments under the provisions of Section 9. All shares of such stock purchased by the Trustee are carried in the accounts of the Trustee at the actual cost thereof, including any taxes, commissions, etc. which are not paid by the Participating Employer, incident to the purchase.

(2)            Allocation of Stock to Participants' Accounts. Participants' investments in the Arconic Stock Fund are accounted for on a unit basis. The Trustee allocates to the accounts of each Participant such units in the Arconic Stock Fund as may be acquired with funds (if any) in such Participants' accounts to be invested therein. Such allocations are made in a uniform manner as determined by the Benefits Investments Committee. Transfers and withdrawals are valued based on the Current Market Value per unit on the Effective Date of the transfer or withdrawal.

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(3)            Allocation of Dividends to Participants' Accounts. In valuing the units, dividends are accounted for on the date the Board declares the dividend. Once received, dividends are invested in the Arconic Stock Fund. A Participant may elect to receive an annual distribution of the dividends posted to their account during the Plan Year. Such election must be made prior to the last dividend record date in the Plan Year, and distribution will be made as soon as administratively practical following the date the final dividends are posted to the Participant's account. Distribution will be paid in a lump sum from the Arconic Stock Fund. To the extent the Participant's account balance in the Arconic Stock Fund is insufficient to pay the dividends, the balance of the distribution will be paid pro-rata from the Participant's other Core Fund investments.

(4)            Stock Splits & Dividends. Shares of Company Stock received by the Trustee by reason of a stock split or stock dividend become part of the Arconic Stock Fund.

(5)            Voting. The Trustee exercises its voting rights in accordance with written directions of each Participant with respect to at least the number of whole shares of Company Stock held by it in the Participants' accounts on the record date for voting. With respect to all other shares of Company Stock held by the Trustee on the record date for voting (the "Other Shares"), including but not limited to, (i) fractional shares in the Participants' accounts (if they are not subject to direct voting), (ii) shares for which it has not received written directions from any Participant, and (iii) any shares which have not yet been allocated to Participants' accounts, the Trustee exercises its voting rights in the same proportion (for, against, abstain and so on) on each matter as it exercises its voting rights with respect to shares of Company Stock for which voting directions were received from all participants in all plans which participate in the Arconic Stock Fund.

(f)

(1)            Acquisition of Other Investments by Trustee. Arconic has and in the future will enter into investment arrangements with various investment managers. Any such arrangements must be approved by the Benefits Investments Committee. Expenses incurred in connection with the purchase or sale of securities by the investment manager are paid from the applicable Investment Fund.

(2)            Accounting for Participant's Accounts. Participants' investments in the Core Funds are accounted for on a unit basis. The Trustee allocates to the accounts of each Participant such units in each of the Core Funds as may be acquired with funds (if any) in such Participant's accounts to be invested therein. Such allocations will be made in a uniform manner as determined by the Benefits Investments Committee. Transfers and withdrawals are valued based on the Current Market Value per unit on the Effective Date of the transfer or withdrawal.

(g)          Transition Provision. Pending investment under an arrangement established pursuant to this Section, and pending distribution to Participants following withdrawal from such an arrangement, cash is invested by the Trustee in short-term fixed income securities or cash equivalents (including commercial paper) and the value of such securities or cash equivalents is allocated to the accounts of Participants in an equitable manner determined by the Benefits Investments Committee.

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(h)          Brokerage Account. Participants have the right to invest and personally manage investments outside of the Core Funds by investing through the Brokerage Account offered by a broker selected by the Plan (“Broker”). Investment options through the Brokerage Account are mutual funds (other than those already available as Core Funds), any taxable equity or fixed income security publicly traded in a U.S. security market (including American Depository Receipts), and money market funds. Pre-Tax Savings, After-Tax Savings, Rollover Contributions, Participating Employer Contributions, Negotiated Deferral Contributions, Restricted Discretionary Contributions, and Employer Retirement Income Contributions that are subject to transfer as provided in Section 9, may not be directly invested in the Brokerage Account, nor may withdrawals, distributions or loans be made directly from the Brokerage Account. Such transactions must be processed through the Core Funds. An administrative fee shall be charged to each Participant who maintains a balance in the Brokerage Account. The amount of any such the fee shall be determined by the Benefits Management Committee.

(1)            Restrictions of Trading in the Brokerage Account. Certain restrictions apply to investment vehicles that may be available through the Brokerage Account: Specifically, the following investments are not available through the Brokerage Account: Arconic company stock (common or preferred) and bonds; funds currently available in the Core Funds; tax-free funds; securities of publicly traded limited partnerships; options contracts; purchase on short sales, futures, precious metals, and currencies; real estate (other than funds); annuities; life insurance policies; collectibles; commodities; foreign stocks (not American Depository Receipt); and margin trading and trade-away trades that are placed by another broker and settle with the Broker.

(2)            Trading within the Brokerage Account. Investment purchases in the Brokerage Account may be made after such amounts are transferred from the Participant’s Core Fund accounts. Transfers from Core Funds may be made as provided in Section 9. Transferred funds will be held in the Broker's money market fund until the Participant’s buy orders are received by the Broker. Trades may be subject to initial and subsequent investment minimums required by a mutual fund.

Transfers are made out of the Brokerage Account and into the Core Funds from the Schwab money market fund. If there are insufficient funds to make the requested transfer, the participant must submit a sell order with Schwab. The proceeds of securities sold will be invested automatically in the Broker's money market fund and will be subsequently transferred out of the Brokerage Account to the Core Funds as directed by the Participant.

(3)            Expenses Incurred by Trading and Voting. The Broker’s standard commission schedule will be deducted from the Brokerage Account of the Participant who initiates the trades, and any other fees and expenses incurred through the Brokerage Account will be paid directly by the Participant.

The Broker will execute proxies for any securities held in the Brokerage Account in accordance with written directions of any Participant.

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OTHER PROVISIONS OF THE PLAN

SECTION 17. LOANS

(a)          A Participant may borrow a proportion of the Current Market Value of his or her Savings, Participating Employer, and Negotiated Deferral Contributions which are eligible for transfer under Section 9(b) of this Plan ("Eligible Loan Account Balance").

A Participant may not borrow Restricted Discretionary Contributions or Employer Retirement Income Contributions or Retiree Medical Savings Contributions. In addition, a Participant may not borrow Participating Employer Contributions made on or after January 1, 2011 to the Predecessor Plan or investment gains thereon.

A Participant shall pay a $100 processing fee, or such other amount as may be designated by the Plan Administrator, for each loan request. The fee will be included in the loan amount, subject to the limitations of this Section 17, and deducted prior to distribution of the loan.

A loan to a Participant, when added to the balance of any other outstanding loans the Participant has under the Plan, cannot exceed the lesser of:

(1)            $50,000 reduced to the extent of the highest outstanding loan balance of the Participant's loans outstanding during the 365-day period immediately preceding the date on which the loan is made; or

(2)            50% of the sum of the Participant's (A) Eligible Loan Account Balance, plus (B) Restricted Discretionary Contributions and vested portion of Employer Retirement Income Contributions balances.

A Participant may refinance any general purpose loan for any reason at any time (but only once in a twelve-month period), as may be permitted under the Code or ERISA.

(b)          Each loan to a Participant is secured by a promissory note under which the Participant pledges and grants the Trustee an interest in the Participant's Eligible Loan Account Balance to the extent of the unpaid loan.

(c)          All loans to Participants are treated as investments of plan assets in their respective accounts. All principal and interest associated with a Participant's repayment of a loan are credited to his or her Plan account.

(d)          The Plan Administrator has developed a procedure in accordance with the Code and ERISA under which such loans from the Plan will be made available to Participants which procedure has been approved by the Benefits Management Committee.

(e)          Loan repayments will be suspended under this Plan during a period of military service as permitted under Section 414(u)(4) of the Internal Revenue Code and the regulations promulgated under Section 72(p) of the Code. Upon the Participant’s return to active employment, loan repayments will resume and the period of repayment extended in direct proportion of the Participant’s period of absence for military leave.

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(f)          All loans borrowed by Participants under the Predecessor Plan shall be honored on the same terms and conditions under this Plan.

SECTION 18. TRUST

All assets of the Plan are held in trust for the Plan, except as otherwise permitted by applicable law. Arconic has entered into a trust agreement with a national banking association which acts as Trustee under the Plan. The Board or its designee (including but not limited to the Benefits Investments Committee when acting in accordance with the charter of the Benefits Investments Committee) may, from time to time, amend such trust agreement (subject to its terms), remove such Trustee or any Successor Trustee and upon removal or resignation of a Trustee, appoint a Successor Trustee.

SECTION 19. ADMINISTRATION

(a)          Duties of Plan Administrator. The Plan Administrator or its Designee are responsible for the preparation and the filing with governmental agencies and furnishing to Participants and Beneficiaries of all summaries, descriptions, annual and other reports, notices and other documents, and information which are required to be so prepared and filed or furnished under ERISA or the Code, retain appropriate records, and also have all of the other responsibilities and duties of the administrator of the Plan as set forth in ERISA, except as otherwise provided in the Plan. Each Participating Employer by whom a Participant is employed furnishes to the Plan Administrator or its Designee any records required for the foregoing.

(b)          The Benefits Management Committee. Except as provided in Section 16 and in paragraph (a) of this Section, or to the extent that such powers are granted to the Benefits Investments Committee in the Plan or the charter of the Benefits Investments Committee, the complete authority to control and manage the operation and administration of the Plan is placed in the Benefits Management Committee, which consists of one or more persons appointed from time to time by the Board.

(c)          Duties of Benefits Management Committee. Subject to the limitations of the Plan, the Benefits Management Committee has the discretionary authority to: (1) construe and interpret the Plan, (2) interpret administrative forms and other information, (3) make credibility findings, and (4) establish supplemental regulations for the administration of the Plan and the transaction of its business. All actions, determinations and interpretations of the Benefits Management Committee will be performed in a uniform and nondiscriminatory manner to all Participants in similar circumstances. All interpretations of the Plan and determinations of disputed questions made by the Benefits Management Committee are conclusive, final and binding upon the Participating Employers, Participants, Beneficiaries, other employees and any other individuals claiming rights under the Plan, subject to a claimant's request under paragraph (e) of this Section to have the Benefits Management Committee review the denial of a claim. When making an interpretation or determination, the Benefits Management Committee is entitled to rely upon information furnished by the individual, Participant, Beneficiary or Participating Employer, unless in accordance with an appeals procedure established by the Benefits Management Committee, the claimant establishes to the satisfaction of the Benefits Management Committee that Continuous Service, compensation or other records are erroneous.

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(d)          Application for Benefits. Each person applying for a benefit under the Plan must furnish all information required under procedures approved by the Benefits Management Committee.

(e)          Review of Denial of Benefits. If any applicant's claim for benefits under the Plan is denied, the applicant will be notified in writing of such denial. Such notice will set forth the specific reasons for such denial and will be written in a manner calculated to be understood by the applicant. The applicant will be afforded a reasonable opportunity for a full and fair review by the Benefits Management Committee or its Designee of the decision denying his or her claim for benefits, in accordance with a claims procedure which the Benefits Management Committee adopts. After the final determination of an appeal by the Benefits Management Committee or its Designee, the applicant must file any litigation arising out of the underlying facts or circumstances giving rise to such claim and appeal, under ERISA or otherwise, within one hundred eighty (180) days following the date of the final notice provided by the Benefits Management Committee or its Designee.

(f)          Extent of Benefits Management Committee's and Benefits Investments Committee’s Responsibility. The members of the Benefits Management Committee and Benefits Investments Committee will act in a prudent manner in the performance of their duties. No member will be personally liable by virtue of any contract, agreement, bond or other instrument made or executed by or on behalf of such member as a member of the Benefits Management Committee or Benefits Investments Committee. To the extent permitted by ERISA, no member of the Benefits Management Committee or Benefits Investments Committee will be liable for any mistake of judgment made by himself or herself or any other member, nor for any loss, unless resulting from his or her own gross negligence or willful misconduct, and no member will be liable for the neglect, omissions or wrongdoing of any other member thereof, or of the agents or counsel of the Benefits Management Committee or Benefits Investments Committee, as the case may be. To the extent permitted by law, Arconic will indemnify and save harmless each member of the Benefits Management Committee and Benefits Investments Committee against all expenses and liabilities arising out of his or her services as such, except for expenses and liabilities arising from such member's own gross negligence or willful misconduct as determined by the Board.

(g)          Relationship to Other Fiduciaries. Each fiduciary in carrying out its responsibilities under the Plan may rely upon any direction, information or action of another fiduciary as being proper under this Plan or the documents under which the assets of the Plan are managed, and is not required to inquire into the propriety of any such direction, information, or action. It is intended under this Plan and such documents that each fiduciary is responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and such documents and is not responsible for any act or failure to act of another fiduciary, except as otherwise provided by ERISA.

(h)          Multiple Fiduciaries. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(i)          Further Allocation of Fiduciary Duties. Any two or more fiduciaries named herein or appointed by the Board as provided herein may from time to time agree in writing with respect to the allocation of duties and responsibilities under the Plan, including fiduciary responsibilities, among the fiduciaries so agreeing, provided however that any reallocation of fiduciary responsibilities clearly allocated by the Plan or by the Board requires prior approval of the Board.

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(j)          Delegation of Fiduciary Duties. Any fiduciary named herein or appointed by the Board as provided herein may designate another person or persons to carry out any or all of the duties and fiduciary responsibilities which it has under the Plan and which are specified in such designation, except that no Trustee may delegate fiduciary responsibilities with respect to investment functions without the prior approval of the Board.

(k)          Delegation of Ministerial Duties. Any fiduciary named herein, appointed by the Board as provided herein, or designated under paragraph (j) above may delegate ministerial duties as follows: employ one or more persons to render advice, including legal and accounting services, with regard to any responsibility such fiduciary has under the Plan, may appoint ministerial agents (including brokers or others who may execute investment transactions) and may delegate to others its clerical and other non-fiduciary functions.

(l)          No Added Remuneration for Employees. No member of the Benefits Management Committee or Benefits Investments Committee and no other person who renders services to or for the Plan may receive remuneration for services as such if he or she also is an employee of Arconic, a Subsidiary or Affiliate.

SECTION 20. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION

(a)          Rights Reserved. Arconic reserves the right (subject to the terms of the applicable Bargaining Agreement), by action of the Board or the Benefits Management Committee taken in accordance with the Board's or Benefits Management Committee's operating procedures, (1) to amend, modify, suspend or terminate the Plan or to suspend or completely discontinue contributions to the Plan, and (2)  to terminate the Participation in the Plan of any Participating Employer or any designated group of Eligible Employees employed either within or outside the U.S. Any Participating Employer may terminate its participation in the Plan or suspend or discontinue its contributions under the Plan at any time upon 30 days prior written notice to the Plan Administrator. Such 30 day notice requirement may be waived by the Benefits Management Committee. No such amendment or other action relating to the Plan may reduce the amounts then credited to any Participant's account, or provide or have the effect of providing that the securities and funds held in trust for the Plan or the income thereof may be used for or devoted to purposes other than the exclusive benefit of Participants and their Beneficiaries and for the payment of expenses of the Plan.

(b)          Sale of Assets, etc. In the event any assets of any business of any Participating Employer are transferred to another entity by sale, merger, consolidation or otherwise, and the entity to which said assets are transferred has in effect, or thereupon establishes, a tax-qualified plan and related trust for the exclusive benefit of employees which qualify under the applicable provisions of the Code, all assets under the Plan, held in the accounts of Participants who continue in the employment of the transferee entity, may be transferred and paid, for their respective accounts, to the trust for the tax-qualified plan of said transferee entity, provided that any such transfer of investments will be effected in such manner as to preclude, for federal income tax purposes, a termination of the Plan or the constructive receipt of benefits thereunder with respect to said Participants.

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(c)          Transfer of Plan Assets.

(1)            Notwithstanding the foregoing, in the event of any merger or consolidation of the Plan with, or a transfer of any of the assets and liabilities of the Plan to, any other plan, each affected Participant must (as if such plan were terminated immediately after such merger, consolidation or transfer) be entitled to a benefit under such other plan which is equal to or greater than the benefit he or she would have been entitled to receive under the Plan immediately prior to such merger, consolidation or transfer (as if the Plan had then terminated). In the event that assets are transferred to this Plan from any other plan sponsored by Arconic or any Subsidiary or Affiliate, each Participant who has assets transferred from such plan or plans will be entitled to a benefit under this Plan which is equal to or greater than the benefit he or she had under such other plan. Any protected optional form of benefits provided under said plan will be maintained under this Plan. These provisions do not constitute a guaranty against investment losses.

(2)            In the event a participant in the Arconic Corp. Salaried 401(k) Plan becomes an Eligible Employee under this Plan, all of the participant's accounts in the Arconic Corp. Salaried 401(k) Plan will be transferred to analogous accounts in this Plan as soon as reasonably practical after the Plan Administrator or Designee receives notice.

(3)            In the event a Participant ceases to be an Eligible Employee under this Plan and the Participant becomes an eligible employee under the Arconic Corp. Salaried 401(k) Plan, all of the Participant's accounts will be transferred to analogous accounts in the Arconic Corp. Salaried 401(k) Plan, as soon as reasonably practical after the Plan Administrator or Designee receives notice and the Participant ceases to be a Participant, and will be entitled to no further benefits under this Plan.

SECTION 21. ADMINISTRATIVE EXPENSES

Except as otherwise provided in the Plan, all costs and expenses incurred in administering the Plan, including the expenses of the Benefits Management Committee or Benefits Investments Committee, the fees and expenses of the Trustee, the fees and charges payable under the investment arrangements, and other legal and administrative expenses, are paid by the Plan.

Investments in the Core Funds will be subject to an administrative expense fee, which will be used to pay the expenses of the Plan. The fee will be periodically adjusted by the Plan Administrator based on the actual expenses of the Plan.

SECTION 22. SELECTION OF BENEFICIARIES

(a)          Designation of Beneficiary. Subject to such administrative procedures as may be adopted from time to time, the Beneficiary with respect to all of the assets in the accounts of a Participant will be the Participant's spouse if then living, or if not, the Participant's estate. With the written notarized consent of a Participant's spouse, a Participant may file with the Plan Administrator or its Designee a written designation of a Beneficiary or Beneficiaries other than his or her spouse. In the event the designation of such other Beneficiary is revoked in writing by the Participant, his or her spouse will become the Beneficiary of said assets until such time as the Participant, with his or her spouse's written notarized consent, designates in writing another Beneficiary or Beneficiaries. Beneficiaries named under the Predecessor Plan shall be recognized for purposes of this Plan.

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In the event a Participant certifies that he or she does not have a spouse, a Beneficiary or Beneficiaries with respect to all or part of the assets in the accounts of the Participant may be designated or revoked by the sole action of the Participant.

If there is no designated Beneficiary, or if no Beneficiary is living at the time of the Participant's death, the Beneficiary is the Participant's spouse if then living, or if not, the Participant's estate.

Written designations of a primary Beneficiary or a, contingent Beneficiary to receive the assets of a Participant in the case where the primary Beneficiary is deceased, spousal consents, and revocations are made on a form or forms approved by the Plan Administrator. Any such written designation, consent or revocation becomes effective on the calendar day on which such designation, consent or revocation is Properly Received. After the death of a Participant, a properly designated Beneficiary may name his or her own Beneficiary to receive a distribution of the Beneficiary’s account balances when the Beneficiary is deceased (“Subsequent Beneficiary”). A Subsequent Beneficiary shall receive a total distribution of the Subsequent Beneficiary’s account balance within the later of: (i) ninety (90) days after death of the Beneficiary who named such Beneficiary or (ii) five (5) years of the Participant’s death.

(b)          Other Payments. In case of incapacity of a Participant or Beneficiary entitled to a benefit under the Plan, benefit payment are made to such person's legal representative who makes claim therefore, or if no such claim has been received, to such other person or persons as the Benefits Management Committee, utilizing objective criteria, selects from among dependents, next of kin, or friends. Any payment of a benefit under the Plan in accordance with the provisions of this Section is a complete discharge of any liability for the payment of such benefit under the Plan.

SECTION 23. PARTICIPANT'S STATEMENT

A statement showing each Participant's interest in each of the Plan's Investment Funds will be made available at least quarterly.

SECTION 24. EFFECTIVE DATE OF PLAN

The Plan is effective February 1, 2020.

SECTION 25. CONSTRUCTION

It is intended that the Plan conform to the applicable requirements of ERISA and the Code, and that the Plan and related trust agreement are considered one if and to the extent necessary for compliance therewith. Except to the extent otherwise provided in ERISA and the Code, the Plan is construed, regulated and administered under the laws of the state of Delaware, including its applicable statute of limitations (as such may be superseded by any limitations period provided under the terms of the Plan).

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APPENDIX A

LIMITATIONS AND DISCRIMINATION TESTING

1.            Pre-Tax Savings for any Plan Year of a Participant is subject to the following limitations:

(a)          The applicable limit as defined in Treasury Regulation section 1.402(g)-1(d) with respect to the Pre-Tax Savings of this Plan and elective deferrals of all other plans, contracts, or arrangements of the employer

(b)          if the Participant is a Highly Compensated Employee with respect to any Participating Employer for that year, the amount that may be made on his or her behalf in compliance with the special discrimination tests of Sections 401(k) and 401(m) of the Code for that year, as applied separately to each Plan;

(c)          the amount deductible by the Participating Employer for that year under Section 404 of the Code; and

(d)          the maximum permitted amount under Appendix B of the Plan.

2.            To conform the operation of the Plan to the requirements of Sections 401(k) and 401(m) of the Code and the limitations of Paragraphs (1)(a) and (1)(b) above with respect to any Participant, the Plan Administrator may, without that Participant's consent:

(a)          prospectively modify or revoke his or her election to have Savings, Participating Employer Contributions, Negotiated Deferral Contributions, and Restricted Discretionary Contributions made on his or her behalf,

(b)          distribute to him or her the amount by which the Pre-Tax Savings made on his or her behalf for any Year exceeds the limitation of Paragraph (1) (a) above for that year plus the amount of any income allocable to such excess (but not more than his Pre-Tax Savings account balance) by the April 15 next following the end of that Plan Year;

(c)          distribute to him or her the amount by which the Pre-Tax Savings made on his or her behalf for any Plan Year exceeds the limitations of Paragraph (1)(b) above for that year (as determined in accordance with Section 401(k)(8)(B) of the Code) plus the amount of any income allocable to such excess (but not more than his Pre-Tax Savings account balance) by the end of the Plan Year following the Plan Year for which the amounts were contributed; and

(d)          make appropriate adjustments to his or her Pre-Tax Savings account to reflect such distributions.

3.            Such modification or revocation described in 2. above is made only if necessary under one of the following circumstances:

(a)          to ensure that the discrimination tests of Section 401(k) of the Code governing permissible levels of Pre-Tax Savings contributions for both the ESOP and non-ESOP portions of the Plan are met for such Plan Year, or to ensure that one of the following Average Actual Deferral Percentage tests are met for both the ESOP and non-ESOP portions of the Plan for such Plan Year;

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(b)          to ensure that a Participant's annual additions for any calendar year will not exceed the limitations of Appendix B; or

(c)          to ensure deductibility of the Employer's entire contribution to the Plan for federal income tax purposes.

4.            Definitions. For purposes of this Appendix A, the following terms are defined as follows:

(a)          "Actual Deferral Percentage" means the ratio, expressed as a percentage calculated to the nearest one-hundredth of one percent, of the amount of Pre-Tax Savings on behalf of an Eligible Employee for a Plan Year to the Eligible Employee's Compensation for the Plan Year, whether or not the employee was a Participant for the entire Plan Year. A Highly Compensated Employee's Savings include such savings for the Plan Year which is in excess of the limitations set forth in Section 415(c) (1) of the Code ("Excess Pre-Tax Savings"), but exclude Excess Pre-Tax Savings for Non Highly Compensated Employees. Any Eligible Employee who does not elect to make Pre-Tax Savings and who does not receive Qualified Matching Contributions for a Plan Year will have zero Actual Deferral Percentage for the Plan Year.

(b)          "Average Actual Deferral Percentage" means, for the group of Eligible Employees who are Highly Compensated Employees for a Plan Year or the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, the average of the Actual Deferral Percentages of all Eligible Employees in such group for the Plan Year.

(c)          "Average Contribution Percentage" means, for the group of Eligible Employees, other than those covered under a Bargaining Agreement, who are Highly Compensated Employees for a Plan Year or the group of Eligible Employees, other than those covered under a Bargaining Agreement, who are Non-Highly Compensated Employees for the Plan Year, the average of the Contribution Percentages of all Eligible Employees in such group for the Plan Year.

(d)          "Contribution Percentage" means the ratio, expressed as a percentage calculated to the nearest one-hundredth of one percent, of the sum of Participating Employer Contributions and Negotiated Deferral Contributions (other than Qualified Matching Contributions treated as Elective Deferrals under paragraph 7 of this Appendix) and any After-Tax Savings on behalf of an Eligible Employee for a Plan Year to the Employee's Compensation for the Plan Year, whether or not the employee was a Participant for the entire Plan Year. For these purposes, an Eligible Employee's Contribution Percentage for any Plan Year is calculated by excluding any forfeitures of Excess Aggregate Contributions allocated to the Eligible Employee's account for the Plan Year.

(e)          "Compensation" means the total amount of compensation (within the meaning of Section 415(c)(3) of the Code, and subject to the limitation of Section 401(a)(17) of the Code) received by an employee from the Employer while an Eligible Employee under the Plan during the Plan Year. An Eligible Employee's Compensation for a Plan Year includes all Pre-Tax Savings made to the plan for the Plan Year, and all other such employee savings made by the Employer for the Plan Year to any other plan on behalf of the employee that are not currently includible in the gross income of the employee under Sections 125, 132(f)(4), 402(a)(8), 402(h) or 403(b) of the Code, provided that Arconic has elected to treat all such elective contributions as compensation with respect to all employees under all plans of the Participating Employer.

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(f)          "Eligible Employee" means, with respect to any Plan Year, any employee who is eligible to commence participation in the Plan under Section 1 of the Plan and to have Savings made to the Plan under Section 2 of the Plan for the Plan Year, regardless of whether any contributions are made to the Plan on behalf of the employee for the Plan Year.

(g)          "Excess Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of Pre-Tax Savings, including Qualified Matching Contributions treated as Elective Deferrals under paragraph 7 of this Appendix, actually made to the Plan on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under paragraph 5 of this Appendix.

(h)          "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of Participating Employer Contributions and any After-Tax Savings actually made to the Plan on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under paragraph 9 of this Appendix.

(i)          "Employer" means Arconic and all other entities as required to be covered under Section 414(c) of the Code.

(j)          "Highly Compensated Employee" includes, for any Plan Year, the following Employees:

(i)            A Highly Compensated Active Employee includes any employee (other than employees who are non-resident aliens and receive no earned income from sources within the U.S.) who performs service for the Employer during the Determination Year and who during the Look-Back Year:

(1)            was a 5 % owner (within the meaning pursuant to Section 416(i)(1) of the Code) at any time during the year or the preceding year, or

(2)            for the preceding year received Compensation from the Employer in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code) for such year.

(ii)            A Highly Compensated Former Employee means:

(1)            any employee who was a Highly Compensated Employee when the employee separated from service, or

(2)            any employee who was a Highly Compensated Employee at any time after attaining the age 55.

(k)          "Non-Highly Compensated Employee" means, for any Plan Year, an employee who is not a Highly Compensated Employee.

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(l)          "Qualified Matching Contributions" means any Participating Employer Contributions to this Plan on behalf of Eligible Employees, provided that amounts attributable to such contributions are not distributable merely on account of the Employee's hardship and are immediately vested.

5.            Average Actual Deferral Percentage Test. For each Plan Year, the Plan must satisfy one of the following Average Actual Deferral Percentage tests with respect to Pre-Tax Savings, and Qualified Matching Contributions treated as Pre-Tax Savings under paragraph 7 of this Appendix, made to both the ESOP and non-ESOP portions of the Plan for the Plan Year:

(a)          the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year will not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(b)          the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year will not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by two, provided that the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year does not exceed the Average Actual Deferral Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees by more than two percentage points.

(c)          The Average Actual Deferral Percentage Test for all contributions to the ESOP portion of the Plan will be computed separately under this Section.

6.            Special Rules.

(a)          Aggregation of Plans. In the event that this Plan satisfies the requirements of Section 401(a)(4), 401(k) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then the provisions stated herein will be applied by determining the Actual Deferral Percentages of Employees as if all such plans (excluding other ESOPs) were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same plan year. Notwithstanding the foregoing, certain plans will be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

(b)          In the event the Plan does not pass the ADP test, the test will be disaggregated by removing from the test all participants who have not attained age 21 and completed one eligibility year within 6 months of the last day of the plan year.

(c)          All ESOP portions of the Savings Plan shall be aggregated for ADP with the Non-ESOP portions of the Savings Plan.

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7.          Treatment of Qualified Matching Contributions. If any Qualified Matching Contributions are made on behalf of Eligible Employees for a Plan Year, Arconic may elect, in accordance with the regulations of the Secretary of Treasury under Section 401(k) of the Code, to treat all or a portion of such Qualified Matching Contributions as Pre-Tax Savings for purposes of calculating the Actual Deferral Percentages of Eligible Employees for the Plan Year. Any such Qualified Matching Contributions for a Plan Year must be made no later than the end of the 12 month period immediately following the close of the Plan Year.

8.          Correction of Excess Contributions.

(a)            General Rule. If the Plan does not satisfy one of the Average Actual Deferral Percentage tests of paragraph 5 of this Appendix as of the end of a Plan Year, the Excess Contributions for the Plan Year will be corrected if the Excess Contributions for the Plan Year are timely recharacterized as employee After-Tax Savings contributions in accordance with subsection (c) below or timely distributed to Highly Compensated Employees in accordance with subsection (d) below.

(b)            Allocation of Excess Contributions. In the event the nondiscrimination requirements of paragraph 5 of this Appendix are not satisfied for a Plan Year, the “deferral percentage leveling method” described in the preceding paragraph is performed as a first step in order to determine the total dollar amount of Excess Contribution to be distributed: a calculation is made to determine the dollar amount of Elective Deferrals necessary to reduce the deferral percentage of the Highly Compensated Employee with the highest deferral percentage to be equal to the deferral percentage of the Highly Compensated Employee with the next highest deferral percentage, and where necessary, calculations are made to determine the dollar amounts of reductions of the deferral percentage of subsequent Highly Compensated Employees that may be required in order to satisfy the nondiscrimination requirements in paragraph 5 of this Appendix. The total dollar amount of Excess Contribution that must be distributed for the Plan Year is the sum of the dollar amounts so calculated for each Highly Compensated Employee whose deferral percentage is so reduced.

Distribution of the total amount of Excess Contribution determined in the paragraph above is made using the “dollar leveling method.” Excess Contributions of the Highly Compensated Employee with the largest dollar amount of contributions for the Plan Year shall be distributed to the extent necessary to cause that Highly Compensated Employee’s dollar amount of Excess Contributions to equal the dollar amount of Excess Contributions of the Highest Compensated Employee with the next highest dollar amount of Excess Contributions for the Plan Year. If the total amount distributed is less than the amount of total Excess Contribution, then both Highly Compensated Employees’ amounts are reduced to the same dollar level of the Highly Compensated Employee electing the third highest dollar amount and the dollar leveling process is repeated until the total dollar amount that should be reduced as calculated in the above paragraph is distributed. However, if reduction of a lesser amount of contributions would equal the total dollar amount of Excess Contributions that must be distributed for the Plan Year, the lesser amount is distributed.

A participant who has had his contributions reduced in accordance with this subparagraph shall have the amount of such reduction paid to him in cash as soon as practicable, subject to applicable payroll taxes. The amount of the Excess Contributions to be distributed shall be reduced by excess deferrals under 402(g) previously distributed for the Plan Year. The distributions of Excess Contributions shall include the income allocable thereto, including both the income allocable for the Plan Year for which the Contributions were made and the income for the period between the end of that Plan Year and the date as of which the distribution is made. The distribution of Excess Contributions shall include the income or loss allocable only for the Plan Year of the Excess Contributions, and will not include the income or loss for the period between the end of the Plan Year and the date distribution is made. In addition, any Company Matching Contributions associated with the Excess Contribution shall be treated as forfeiture and used to reduce the Employer’s contribution under Section 3 of the Plan.

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(c)            Recharacterization of Excess Contributions. Any recharacterization of Excess Contributions as employee After-Tax Savings will be accomplished by the Plan Administrator in the manner provided in subsection (b) above within 2 ½ months after the close of the Plan Year, providing such notices and following such procedures as required by regulations of the Secretary of Treasury, and will be deemed to occur no earlier than the date on which the last Highly Compensated Employee is informed in writing of the amount of his or her recharacterized Excess Contributions and the consequences thereof. Any Excess Contributions that are recharacterized as employee after-tax contributions for a Plan Year will, in combination with other Participating Employer Contributions to the Plan for the Plan Year, satisfy the Average Contribution Percentage tests of paragraph 9 of this Appendix for the Plan Year. Any recharacterized Excess Contributions remain nonforfeitable under the Plan and are subject to the same distribution requirements as Pre-Tax Savings. Recharacterized Excess Contributions are taxable to the Highly Compensated Employee for the year in which the Highly Compensated Employee could have originally elected to receive the Excess Contributions amount in cash.

(d)            Distribution of Excess Contributions. If any Excess Contributions allocated to Highly Compensated Employees for a Plan Year are not corrected by recharacterization under (c) above, then such Excess Contributions, plus any income and minus any loss allocable thereto, will be distributed to Highly Compensated Employees no later than 12 months following the close of the Plan Year.

(e)            Income or Loss Allocable to Excess Contributions. The income or loss allocable to the Excess Contributions referred to in subsection (d) above include the allocable income or loss for the Plan Year of the Excess Contributions and the allocable income or loss for the period between the end of the Plan Year and the distribution of the Excess Contributions, calculated as follows:

The income or loss allocable for the Plan Year of the Excess Contributions is determined by multiplying the total investment income or loss (including dividends, interest, realized gains or losses, and unrealized appreciation or depreciation) allocable to the Participant's Pre-Tax Savings and amounts treated as Pre-Tax Savings under paragraph 7 of this Appendix for the Plan Year by a fraction, the numerator of which is the Excess Contributions allocated to the Participant for the Plan Year, and the denominator of which is the total account balance attributable to the Participant's Pre-Tax Savings and amounts treated as Pre-Tax Savings under paragraph 7 of this Appendix as of the end of the Plan Year, reduced by the investment gain (or increased by the investment loss) allocated to such total amount for the Plan Year.

The income or loss allocable to the Excess Contributions referred to in subsection (d) above will include only the income or loss allocable for the Plan Year of the Excess Contributions, and not the income or loss for the period between the end of the Plan Year and the distribution of Excess Contributions.

(f)            Coordination with Excess Pre-Tax Savings. The amount of any Excess Contributions to be recharacterized under subsection (c) above or distributed under subsection (d) above with respect to any Highly Compensated Employee for a Plan Year is reduced by any excess Pre-Tax Savings previously distributed to the Highly Compensated Employee for the employee's taxable year ending with or within the Plan Year.

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(g)            Accounting for Excess Contributions. The amount of Excess Contributions allocated to a Highly Compensated Employee for a Plan Year that is recharacterized under subsection (c) above or distributed under subsection (d) above is attributed first to the Participant's Pre-Tax Savings for the Plan Year and then, to the extent such Excess Contributions exceed the Participant's Pre-Tax Savings for the Plan Year, attributed to amounts treated as Pre-Tax Savings under paragraph 4 of this Appendix in proportion to the amounts of such contributions on behalf of the Participant for the Plan Year.

9.            Average Contribution Percentage Tests. For each Plan Year for which Participating Employer Contributions are made to the Plan (other than Qualified Matching Contributions treated as Pre-Tax Savings for the Plan Year under paragraph 7 of this Appendix) or any After-Tax Savings are made to the Plan (including any Excess Contributions recharacterized as After-Tax Savings for the Plan Year under paragraph 8(c) of this Appendix), both the ESOP and non-ESOP portions of the Plan will satisfy one of the following Average Contribution Percentage tests for the Plan Year:

(a)            the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year will not exceed the Average Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(b)            the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year will not exceed the Average Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by two, provided that the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year does not exceed the Average Contribution Percentage for the group of Eligible Employees who are Non-Highly Compensated Employees by more than two percentage points.

(c)            the Average Contribution Percentage Test applies separately to the ESOP portion of the Plan.

10.          Special Rules.

(a)            Aggregation of Plans. In the event that this Plan satisfies the requirements of Section 401(a)(4), 401(m) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then the provisions stated herein will be applied by determining the Contribution Percentages of Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated to satisfy Section 401(m) of the Code only if they have the same plan year. Notwithstanding the foregoing, certain plans will be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

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(b)           In the event the Plan does not pass the ACP test, the test will be disaggregated by removing from the test all participants who have not attained age 21 and completed one eligibility year within 6 months of the last day of the plan year.

(c)           All ESOP portions of the Savings Plan shall be aggregated for ACP with the Non-ESOP portions of the Savings Plan.

11.          Treatment of Pre-Tax Savings as Participating Employer Contributions.

Arconic may elect, in accordance with the regulations of the Secretary of Treasury under Section 401(m) of the Code, to treat all or a portion of the Pre-Tax Savings made on behalf of Eligible Employees for a Plan Year as Participating Employer Contributions for purposes of calculating the Contribution Percentages of Eligible Employees for the Plan Year. Any such Pre-Tax Savings for a Plan Year must be made no later than the end of the 12 month period immediately following the close of the Plan Year. Notwithstanding the preceding, Arconic may elect to treat Pre-Tax Savings as Participating Employer Contributions for purposes of calculating Contribution Percentages only if one of the Average Actual Deferral Percentage Tests of paragraph 5 of this Appendix is satisfied before the Pre-Tax Savings are treated as Participating Employer Contribution for the Plan Year, and one of the Average Actual Deferral Percentage Tests of paragraph 5 of this Appendix continues to be satisfied for the Plan Year excluding the Pre-Tax Savings treated as Participating Employer Contributions for the Plan Year.

12.          Correction of Excess Aggregate Contributions.

(a)          General Rule. If the Plan does not satisfy one of the Average Contribution Percentages tests of paragraph 9 of this Appendix as of the end of a Plan Year, the Excess Aggregate Contributions for the Plan Year will be corrected by the Employer if the Excess Aggregate Contributions for the Plan Year are forfeited or timely distributed to Highly Compensated Employees in accordance with subsection (c) below.

(b)          Allocation of Excess Aggregate Contributions. In the event Excess Aggregate Contributions are made to the Plan for a Plan Year, the Contribution Percentage for the Highly Compensated Employee with the largest dollar amount of deferrals for the Plan Year will be reduced to minimum extent necessary either:

(i)            to enable the Plan to satisfy one of the Average Contribution Percentage tests of paragraph 9 of this Appendix for the Plan Year; or

(ii)           to cause the Highly Compensated employee’s Contribution Percentage to equal the next highest Contribution Percentage of any Highly Compensated Employee for the Plan Year.

This process is repeated until the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year is sufficiently reduced to enable the Plan to satisfy one of the Average Contribution Percentage tests of paragraph 9 of this Appendix for the Plan Year. The amount of Excess Aggregate Contributions to be allocated to each Highly Compensated Employee for the Plan Year is equal the total After-Tax Savings and Participating Employer Contributions, including Pre-Tax Savings on behalf of the Highly Compensated Employee for the Plan Year minus the amount determined by multiplying the Highly Compensated Employee's reduced Contribution Percentage (as determined above) by the employee's Compensation for the Plan Year.

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(c)          Forfeiture or Distribution of Excess Aggregate Contributions. Excess Aggregate Contributions, plus any income or minus any loss allocable thereto, must be forfeited to the extent attributable under subsection (f) below to Participating Employer Contributions that are not vested, and otherwise distributed to Highly Compensated Employees no later than 12 months following the close of the Plan Year.

(d)          Income or Loss Allocable to Excess Aggregate Contributions. The income or loss allocable to the Excess Aggregate Contributions referred to in subsection (c) above include the allocable income or loss for the Plan Year of the Excess Aggregate Contributions and the allocable income or loss for the period between the end of the Plan Year and the distribution of the Excess Aggregate Contributions, calculated as follows:

(i)            the income or loss allocable for the Plan Year of the Excess Aggregate Contributions is determined by multiplying the total investment income or loss (including dividends, interest, realized gains or losses, and unrealized appreciation or depreciation) allocable to the Participant's After-tax Savings, Participating Employer Contributions, and any other amounts taken into account under this section for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions allocated to the Participant for the Plan Year, and the denominator of which is the total account balance attributable to the Participant's After-tax Savings, Participating Employer Contributions and other amounts taken into account under this section as of the end of the Plan Year, reduced by the investment gain (or increased by the investment loss) allocated to such total amount for the Plan Year;

(ii)           the income or loss allocable to the period (if any) between the end of the Plan Year of the Excess Aggregate Contributions and the distribution of the Excess Aggregate Contributions by the Plan is determined by multiplying the total investment income or loss allocated to the Participant's Participating Employer Contributions and amounts treated as Participating Employer Contributions under paragraph 11 of this Appendix for such period by a fraction determined under the method described in (i) above. In the alternative, the income or loss allocable to the period between the end of the Plan Year of the Excess Aggregate Contributions and the distribution of the Excess Aggregate Contributions equals 10% of the income or loss allocable to the Participant's Excess Aggregate Contributions for the Plan Year (as determined under (i) above multiplied by the number of calendar months that elapse between the end of the Plan Year and the date of distribution. For these purposes, a distribution occurring on or before the fifteenth day of a calendar month is treated as having been made on the last day of the preceding calendar month, and a distribution occurring after the fifteenth date of a calendar month is treated as having been made on the first day of the following calendar month.

The income or loss will include only the income or loss allocable for the Plan Year of the Excess Aggregate Contributions, and not the income or loss for the period between the end of the Plan Year and the distribution of Excess Aggregate Contributions.

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(e)            Coordination with Excess Contributions. The determination of the amount of Excess Aggregate Contributions for a Plan Year is made after the determination of the amount of any Excess Contributions for the Plan Year.

(f)            Accounting for Excess Aggregate Contributions. The amount of Excess Aggregate Contributions allocated to a Highly Compensated Employee for a Plan Year is attributed to Participating Employer Contributions and any amounts treated as Participating Employer Contributions in proportion to the amounts of such contributions on behalf of the Participant for the Plan Year.

13.          Recordkeeping Requirements.

(a)            Average Actual Deferral Percentage Tests. The Employer maintains records sufficient to demonstrate satisfaction of the Average Actual Deferral Percentage tests of paragraph 5 of this Appendix for each Plan Year, and the extent to which any Qualified Matching Contributions are treated as Pre-Tax Savings under paragraph 7 of this Appendix for purposes of such tests. The determination of Eligible Employees' Actual Deferral Percentages, and the disposition of all Pre-Tax Savings (and any Qualified Matching Contributions treated as Pre-Tax Savings under paragraph 7 of this Appendix) on behalf of Participants, must satisfy such other requirements as may be prescribed by the Secretary of Treasury.

(b)            Average Contribution Percentage Tests. The Employer maintains records sufficient to demonstrate satisfaction of the Average Contribution Percentage tests of paragraph 9 of this Appendix for each Plan Year, and the extent to which any Pre-Tax Savings are treated as Participating Employer Contributions under paragraph 11 of this Appendix for purposes of such tests. The determination of Eligible Employees' Average Contribution Percentages, and the disposition of all Participating Employer Contributions (and any Pre-Tax Savings) on behalf of Participants, must satisfy such other requirements as may be prescribed by the Secretary of Treasury.

14.          Distribution of Excess Elective Deferrals. Excess Elective Deferrals means Pre-Tax Savings that is includible in a Participant's gross income under Section 402(g) of the Code to the extent it exceeds the dollar limitation. Excess Elective Deferrals are treated as annual additions under the Plan unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year. Excess Elective Deferrals are adjusted for any income or loss up to the date of distribution as calculated under paragraph 8(e) and 12(d) of this Appendix. A Participant is deemed to notify the Plan Administrator of Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of the Employer. A Participant may assign any Excess Elective Deferrals made by the Participant to any other plans other than those of the Employer by notifying the Plan Administrator on or before January 15th of the following year.

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APPENDIX B

CODE SECTION 415 LIMITATIONS

The limitations imposed by Section 415 of the Code are hereby incorporated by reference. If there is any discrepancy between the provisions of this Plan and the provisions of Code Section 415 and the regulations thereunder, the discrepancy will be resolved in such a way to give full effect to the provisions of Code Section 415.

The maximum annual additions provided by the Plan will be exactly equal to the maximum amounts permitted under Code Section 415 and the regulations thereunder. In the event a Participant’s annual additions for any Plan Year would exceed the maximum amount of annual additions permitted under Code Section 415, such Participant’s Savings are automatically reduced, in whole or in part, by the amount required to eliminate such excess.

For purposes of applying the limitations described in this Appendix B, compensation will include any differential pay received by a Participant absent for military leave and any payment earned prior to a Participant’s separation from employment that is paid within a period ending on the later of i) two and one-half months following the date the Participant separated from employment, or ii) the end of the Plan Year in which the date the Participant separated from employment (“Post-Separation Compensation”). Post-Separation Compensation will include any payments for vacation, sickness, or leave of absence that otherwise would have been included as compensation had the Participant remained employed.

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	48

APPENDIX C

TOP HEAVY RULES

(a)          This Plan constitutes a "Top Heavy Plan" for a Plan Year if as of the last day of the preceding Plan Year the present value of the cumulative account balances under the Plan for Participants who are Key Employees exceed 60 percent of the present value of the aggregate of all account balances for all Participants in the Plan. A non-Key Employee means any Participant or former Participant who is not a Key Employee.

(b)          This Plan constitutes a Top Heavy Plan for a Plan Year if the employee benefit plans which make up the group of plans of which this Plan is considered a part are such that, when aggregated, the sum of (1) the present value of the account balances of Key Employees under all defined contribution plans in the group, and (2) the present value of the cumulative accrued benefits of Key Employees under all defined benefit plans in the group exceed 60 percent of the sum of such amounts for all employees who participate in the plans in the said group.

(1)            The group of plans in which this Plan is considered a part includes (A) all plans of Arconic, the Subsidiaries and Affiliates which enable the particular plans in which a Key Employee participates to meet the qualification requirement of Section 401(a)(4) of the Code or Section 410 of the Code; and, (B) all plans which Arconic, in its discretion, decides to include, provided that the inclusion of such plan or plans would not prevent the group of plans from meeting the qualification requirements of Sections 401(a)(4) and 410 of the Code. The date upon which the account balances are valued for purposes of calculating the top heavy ratio to determine whether or not the Plan is Top Heavy for a particular Plan Year is the determination date, which is the last day of the preceding Plan Year, or in the case of the first plan year of any plan, the last day of such plan year.

(2)            The amounts of account balances of an employee as of the determination date are increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence also applies to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision is applied by substituting "five-year period" for "one-year period."

(3)            The accounts of any individual who has not performed services for the employer during the one-year period ending on the determination date are not taken into account.

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	49

(c)          The following provisions are applicable to Participants for any Plan Year with respect to which the Plan is Top Heavy:

(1)            The minimum Participating Employer Contribution for a Participant who is a non-Key Employee and has not separated from service at the end of the Plan Year must not be less than three percent of his or her Eligible Compensation for the Top Heavy Plan Year. If said allocation is less than three percent of his or her Eligible Compensation, then said allocation is the largest percentage allocated to a Key Employee for the Top Heavy Plan Year. In the event the highest rate allocated to a Key Employee for the Top Heavy Plan Year is less than three percent, Pre-Tax amounts contributed to the Plan are included in determining contributions made on behalf of Key Employees. Compensation for determining a minimum benefit, a minimum contribution and for all other Top Heavy purposes is the Participant's W-2 earnings for the calendar year that ends with the Plan Year.

Participating Employer Contributions used to satisfy the minimum contribution requirements are treated as Participating Employer Contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(2)            With respect to benefits accruing during any Plan Year in which the Plan is Top Heavy, average compensation is limited to amounts not in excess of the amount permitted under Section 401(a)(17) of the Code. If the accrued benefit as of the end of the last Plan Year before the Plan became Top Heavy is greater than the accrued benefit determined by limiting compensation, that higher accrued benefit cannot be reduced.

(3)            In the event the Plan is Top Heavy with respect to a Plan Year and ceases to be Top Heavy for a subsequent Plan Year the Participant's account balance in any such subsequent Plan Year is not less than the Participant's Pre-Tax Savings (subject to adjustment for earnings) computed as of the end of the most recent Plan Year for which the Plan was Top Heavy.

(d)          Notwithstanding any of the above, if a non-Key Employee participates in this Plan and a defined benefit pension plan included in a required aggregation group which is top heavy, a minimum allocation of five percent of Section 415 compensation is provided under this Plan. The Plan will not be deemed Top Heavy if ninety percent is substituted for sixty percent in (b)(1) of this Appendix and Participating Employer provides additional contributions to the Plan on behalf of non-Key Employees who participate in both defined benefit and defined contribution plans maintained by a Participating Employer, in amounts at least equal to the amount set forth in Paragraph (c)(1) of this Appendix as modified by substituting "seven and one-half percent" for "three percent." If the non-Key Employee does not participate in a defined benefit plan maintained by Arconic, a Subsidiary or Affiliate, such employee will receive an additional contribution of four percent.

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	50

APPENDIX D

MINIMUM DISTRIBUTION REQUIREMENTS.

Section 1.     General Rules

1.1.            Effective Date. The provisions of this Appendix D will apply for purposes of determining required minimum distributions.

1.2.            Precedence. The requirements of this Appendix D will take precedence over any inconsistent provisions of the Plan.

1.3.            Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix D will be determined and made in accordance with Section 401(a)(9) of the Code and Treasury regulations §§1.401)(a)(9)-2 through -9, which will override any inconsistent distribution provisions of the Plan. Distribution of any incidental death benefit requirements provided under the Plan will be a distribution for purposes of this Appendix D.

1.4.            TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix D, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

Section 2.     Time and Manner of Distribution.

2.1.            Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

2.2.            Death of Participant Before Distributions Begin. If the Participant dies before distributions begin and there is a designated Beneficiary, the Participant’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant. This election will apply to all distributions.

If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

2.3.            Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections 3 and 4 of this Appendix D. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 40l(a)(9) of the Code and the Treasury regulations.

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	51

Section 3.     Required Minimum Distributions During Participant’s Lifetime.

3.1.         Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a)          the quotient obtained by dividing the participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b)          if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

3.2.         Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death

Section 4.     Required Minimum Distributions After Participant’s Death.

4.1.         Death On or After Date Distributions Begin.

(a)           Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1)            The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)            If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)            If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	52

(b)            No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

4.2.         Death Before Date Distributions Begin.

(a)            Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in section 4.1.

(b)            No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)            Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 2.2, this section 4.2 will apply as if the surviving spouse were the Participant.

Section 5.     Definitions.

5.1.         Designated Beneficiary. The individual who is designated as the Beneficiary under Section 22 of the Plan and is the designated beneficiary under section 40l(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

5.2.         Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 2.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	53

5.3.          Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

5.4.          Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.5.          Required beginning date. The date specified in Section 13(b) of the Plan.

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	54

SCHEDULE A

MERGERS, TRANSFERS, AND RESTATEMENTS

NONE

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	55

SCHEDULE B-1 ARCONIC CORP. HOURLY 401(K) PLAN PARTICIPATING EMPLOYERS, PARTICIPATING EMPLOYER CONTRIBUTIONS (MATCH) AND EMPLOYER RETIREMENT INCOME CONTRIBUTIONS (ERIC)
Company Code	Company Description	LOC	Location Description	Union Code	Union Description	Match	ERIC
985	Arconic Lancaster Corp.	LNX	Lancaster, Pennsylvania (Alumax)	N/A	N/A	1.00	Y
985	Arconic Lancaster Corp.	TXX	Texarkana, Texas (Alumax)	15X	USW 9448 - SteelWorkers	0.75	N/A
R02	Arconic Architectural Products LLC	EGY	Eastman, Georgia (RMC)	N/A	N/A	1.00	Y
N04	Arconic Davenport LLC	DAN	Danville, Illinois Hires on/before February 28, 2018	190	USW 201B-1 - SteelWorkers (DAN)	0.80	N/A
N04	Arconic Davenport LLC	DAN	Danville, Illinois Hires on / after March 1, 2018	190	USW 201B-1 - SteelWorkers (DAN)	1.00	Y
N04	Arconic Davenport LLC	DAV	Davenport, Iowa	293	USW 105 - SteelWorkers	0.75	Y#
N04	Arconic Davenport LLC	DAV	Davenport, Iowa	413	IBEW1379 - Electricians (DAV)	0.75	N/A
N04	Arconic Davenport LLC	HUT	Hutchinson, Kansas Hires on/before February 28, 2006	290	USW HUT-Steelworkers	1.00	N
N04	Arconic Davenport LLC	HUT	Hutchinson, Kansas Hires on / after March 1, 2006	290	USW HUT-Steelworkers	1.00	Y
N05	Arconic Lafayette LLC	LAF	Lafayette, Indiana	N/A	N/A	1.00	N
N05	Arconic Lafayette LLC	LAF	Lafayette, Indiana	294	USW 115 - SteelWorkers	0.75	Y#
N06	Arconic Massena LLC	MAS	Massena, New York	295	USW 420 - SteelWorkers	0.75	Y#
N03	Arconic Technologies LLC	STS	San Antonio, Texas	N/A	N/A	1.00	Y
N02	Arconic Tennessee LLC	ALC	Alcoa, Tennessee	193	USW 309 - SteelWorkers	0.50	Y#
N02	Arconic Tennessee LLC	ALC	Alcoa, Tennessee	401	BRKM8 - BrickMasons (ALC)	1.00	Y#

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	56

SCHEDULE B-1 ARCONIC CORP. HOURLY 401(K) PLAN PARTICIPATING EMPLOYERS, PARTICIPATING EMPLOYER CONTRIBUTIONS (MATCH) AND EMPLOYER RETIREMENT INCOME CONTRIBUTIONS (ERIC)
Company Code	Company Description	LOC	Location Description	Union Code	Union Description	Match	ERIC
721	Halethorpe Extrusions, Inc.	BAL	Baltimore, Maryland	N/A	N/A	1.00	Y
828	Kawneer Commercial Windows LLC	TRA	Traco, Kawneer Commercial Windows LLC	N/A	N/A	0.50	Y
988	Kawneer Company, Inc.	AUX	Atlanta Service Center (Alumax)	N/A	N/A	1.00	Y
988	Kawneer Company, Inc.	BPX	Bloomsburg, PA (Kawneer)	60X	USW 10-0615 Paperworkers (BPX)	0.60	N/A
988	Kawneer Company, Inc.	BTX	Jessup, Maryland (BTX)	N/A	N/A	1.00	Y
988	Kawneer Company, Inc.	CHX	Chicago, Illinois (Alumax-FIX)	N/A	N/A	1.00	Y
988	Kawneer Company, Inc.	CHX	Chicago, Illinois (Alumax-FIX)	46X	IAM District 8, Lodge 48	0.50	Y
988	Kawneer Company, Inc.	CLX	Cleveland, Ohio (Alumax)	N/A	N/A	1.00	Y
988	Kawneer Company, Inc.	CSX	Southern California Service Center	N/A	N/A	1.00	Y
988	Kawneer Company, Inc.	HUX	Houston, Texas (Alumax)	N/A	N/A	1.00	Y
988	Kawneer Company, Inc.	IVX	Irving (Dallas), Texas (Alumax)	N/A	N/A	1.00	Y
988	Kawneer Company, Inc.	KAX	Kansas City, Missouri (Alumax)	N/A	N/A	1.00	Y
988	Kawneer Company, Inc.	ORX	Orlando, Florida (Alumax)	N/A	N/A	1.00	Y
988	Kawneer Company, Inc.	SAX	Springdale, Arkansas (Kawneer)	N/A	N/A	1.00	Y
988	Kawneer Company, Inc.	SKX	Salt Lake, Utah (Alumax)	N/A	N/A	1.00	Y
988	Kawneer Company, Inc.	SSX	Seattle, Washington (Alumax)	N/A	N/A	1.00	Y
988	Kawneer Company, Inc.	VGX	Visalia, California (Kawneer)	N/A	N/A	1.00	Y
655	Pimalco, Inc.	CDL	Chandler, Arizona	137	USW 3937-9 - SteelWorkers(PIM)	0.50	N/A

# Applicable only to Frozen Participants or to those hired or rehired on or after January 1, 2020

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	57

SCHEDULE B-2 NEGOTIATED DEFERRAL CONTRIBUTIONS
Company Code	Company Description	Work Location	Location Code	Union Code	Amount Per Hour Worked
N04	Arconic Davenport LLC	DAV	Davenport, Iowa	293	0.536
N04	Arconic Davenport LLC	DAV	Davenport, Iowa	413	0.536
N05	Arconic Lafayette LLC	LAF	Lafayette, Indiana	294	0.536
N06	Arconic Massena LLC	MAS	Massena, New York	295	0.536

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	58

SCHEDULE B-3

RESTRICTED DISCRETIONARY CONTRIBUTIONS

NONE

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	59

SCHEDULE B-4

RETIREE MEDICAL SAVINGS CONTRIBUTIONS

Pursuant to the Master Agreement and other Bargaining Agreements that so provide, Participants in the bargaining units below whom on or after the date indicated are hired or rehired, and who are not eligible for retiree medical coverage under a health and welfare plan of Alcoa, a Subsidiary or Affiliate with respect to their prior employment, will be eligible for Retiree Medical Savings Contributions described in Section 4(c):

Company Code	Company Description	Location (Loc)	Location Description	Union Code	Amount Per Hour Worked
N02	Arconic Tennessee LLC	ALC	Alcoa, Tennessee	193	0.40
N02	Arconic Tennessee LLC	ALC	Alcoa, Tennessee	401	0.40
N04	Arconic Davenport LLC	DAV	Davenport, Iowa	293	0.40
N04	Arconic Davenport LLC	DAV	Davenport, Iowa	413	0.40
N05	Arconic Lafayette LLC	LAF	Lafayette, Indiana	294	0.40
N06	Arconic Massena LLC	MAS	Massena, New York	295	0.40

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	60

SCHEDULE C-1 ACTIVE EMPLOYERS AND LOCATIONS TRANSFERRED FROM THE HOWMET AEROSPACE HOURLY RETIREMENT SAVINGS PLAN, EFFECTIVE FEBRUARY 1, 2020
Company Code	Company Description	LOC	Location Description	Union Code	Union Description
985	Arconic Lancaster Corp..	LNX	Lancaster, Pennsylvania (Alumax)	N/A	N/A
985	Arconic Lancaster Corp.	TXX	Texarkana, Texas (Alumax)	15X	USW 9448 - SteelWorkers
R02	Arconic Architectural Products LLC	EGY	Eastman, Georgia (RMC)	N/A	N/A
N04	Arconic Davenport LLC	DAN	Danville, Illinois Hires on/before February 28, 2018	190	USW 201B-1 - SteelWorkers (DAN)
N04	Arconic Davenport LLC	DAN	Danville, Illinois Hires on / after March 1, 2018	190	USW 201B-1 - SteelWorkers (DAN)
N04	Arconic Davenport LLC	DAV	Davenport, Iowa	293	USW 105 - SteelWorkers
N04	Arconic Davenport LLC	DAV	Davenport, Iowa	413	IBEW1379 - Electricians (DAV)
N04	Arconic Davenport LLC	HUT	Hutchinson, Kansas Hires on/before February 28, 2006	290	USW HUT-Steelworkers
N04	Arconic Davenport LLC	HUT	Hutchinson, Kansas Hires on / after March 1, 2006	290	USW HUT-Steelworkers
N05	Arconic Lafayette LLC	LAF	Lafayette, Indiana	N/A	N/A
N05	Arconic Lafayette LLC	LAF	Lafayette, Indiana	294	USW 115 - SteelWorkers
N06	Arconic Massena LLC	MAS	Massena, New York	295	USW 420 - SteelWorkers
N03	Arconic Technologies LLC	STS	San Antonio, Texas	N/A	N/A
N02	Arconic Tennessee LLC	ALC	Alcoa, Tennessee	193	USW 309 - SteelWorkers
N02	Arconic Tennessee LLC	ALC	Alcoa, Tennessee	401	BRKM8 - BrickMasons (ALC)

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	61

SCHEDULE C-1 ACTIVE EMPLOYERS AND LOCATIONS TRANSFERRED FROM THE HOWMET AEROSPACE HOURLY RETIREMENT SAVINGS PLAN, EFFECTIVE FEBRUARY 1, 2020
Company Code	Company Description	LOC	Location Description	Union Code	Union Description
721	Halethorpe Extrusions, Inc.	BAL	Baltimore, Maryland	N/A	N/A
828	Kawneer Commercial Windows LLC	TRA	Traco, Kawneer Commercial Windows LLC	N/A	N/A
988	Kawneer Company, Inc.	AUX	Atlanta Service Center (Alumax)	N/A	N/A
988	Kawneer Company, Inc.	BPX	Bloomsburg, PA (Kawneer)	60X	USW 10-0615 Paperworkers (BPX)
988	Kawneer Company, Inc.	BTX	Jessup, Maryland (BTX)	N/A	N/A
988	Kawneer Company, Inc.	CHX	Chicago, Illinois (Alumax-FIX)	N/A	N/A
988	Kawneer Company, Inc.	CHX	Chicago, Illinois (Alumax-FIX)	46X	IAM District 8, Lodge 48
988	Kawneer Company, Inc.	CLX	Cleveland, Ohio (Alumax)	N/A	N/A
988	Kawneer Company, Inc.	CSX	Southern California Service Center	N/A	N/A
988	Kawneer Company, Inc.	HUX	Houston, Texas (Alumax)	N/A	N/A
988	Kawneer Company, Inc.	IVX	Irving (Dallas), Texas (Alumax)	N/A	N/A
988	Kawneer Company, Inc.	KAX	Kansas City, Missouri (Alumax)	N/A	N/A
988	Kawneer Company, Inc.	ORX	Orlando, Florida (Alumax)	N/A	N/A
988	Kawneer Company, Inc.	SAX	Springdale, Arkansas (Kawneer)	N/A	N/A
988	Kawneer Company, Inc.	SKX	Salt Lake, Utah (Alumax)	N/A	N/A

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	62

SCHEDULE C-1 ACTIVE EMPLOYERS AND LOCATIONS TRANSFERRED FROM THE HOWMET AEROSPACE HOURLY RETIREMENT SAVINGS PLAN, EFFECTIVE FEBRUARY 1, 2020
Company Code	Company Description	LOC	Location Description	Union Code	Union Description
988	Kawneer Company, Inc.	SSX	Seattle, Washington (Alumax)	N/A	N/A
988	Kawneer Company, Inc.	VGX	Visalia, California (Kawneer)	N/A	N/A
655	Pimalco, Inc.	CDL	Chandler, Arizona	137	USW 3937-9 - SteelWorkers(PIM)

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	63

SCHEDULE C-2 ARCONIC CORP. HOURLY 401(K) PLAN LEGACY EMPLOYERS AND LOCATIONS TRANSFERRED FROM THE HOWMET AEROSPACE HOURLY RETIREMENT SAVINGS PLAN, EFFECTIVE FEBRUARY 1, 2020
Company Code	Company Description	LOC	Location Description
DVB	Alcoa Extrusions (to Sapa Extrusions)	All	All Locations
982	Alumax Extrusions Inc PA	All	All Locations
986	Alumax Foils, Inc.	All	All Locations
985	Alumax Mill Products Inc.	All	All Locations
R02	Arconic Architectural Products LLC	All	All Locations
010	Arconic Inc.	ALC	Alcoa, Tennessee
010	Arconic Inc.	DAN	Danville, Illinois
010	Arconic Inc.	DAV	Davenport, Iowa
010	Arconic Inc.	HKY	Hawesville, Kentucky (ACMI)
010	Arconic Inc.	HUT	Hutchinson, Kansas
010	Arconic Inc.	LAF	Lafayette, Indiana
010	Arconic Inc.	LEB	Lebanon, Pennsylvania
010	Arconic Inc.	MAS	Massena, New York
010	Arconic Inc.	STS	San Antonio, Texas(STS)

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	64

SCHEDULE C-2 ARCONIC CORP. HOURLY 401(K) PLAN LEGACY EMPLOYERS AND LOCATIONS TRANSFERRED FROM THE HOWMET AEROSPACE HOURLY RETIREMENT SAVINGS PLAN, EFFECTIVE FEBRUARY 1, 2020
Company Code	Company Description	LOC	Location Description
721	Halethorpe Extrusions, Inc.	All	All Locations
828	Kawneer Commercial Windows LLC	All	All Locations
988	Kawneer Company, Inc.	All	All Locations
655	Pimalco, Inc.	All	All Locations
727	Plant City Extrusions LLC	All	All Locations
R01	Reynolds Metals Company	EGY	Eastman, Georgia (RMC)
R01	Reynolds Metals Company	LYY	Louisville, Kentucky (PLT #15)
R01	Reynolds Metals Company	M4Y	Muscle Shoals Alabama (ALLOYS)
DVD	Reynolds Metals Company (to Sapa H E Tubing)	All	All Locations
672	Tifton Aluminum Company, Inc.	All	All Locations

Arconic Corp. Hourly 401(k) Plan Effective as of February 1, 2020	65